                                                                   EXHIBIT 10.25



                             PARTNERSHIP AGREEMENT

                                       OF

                                   TCG DETROIT

                            Dated as of November 1, 1993

                                TABLE OF CONTENTS

                                                                           PAGE

ARTICLE 1:  DEFINITIONS....................................................  1

ARTICLE 2:  FORMATION......................................................  8
            2.1  Formation.  ..............................................  8
            2.2  Name......................................................  8
            2.3  Principal Offices.........................................  8
            2.4  Term......................................................  8
            2.5  Property..................................................  8

ARTICLE 3:  PURPOSE, AUTHORITY AND MANAGEMENT OF THE
            PARTNERSHIP....................................................  9
            3.1  Purpose and Authority.....................................  9
            3.2  Managing Partner..........................................  9
            3.3  Meetings of the Partners; Authorized
                 Representatives........................................... 10
            3.4  Actions Requiring a Majority Vote......................... 12
            3.5  Actions Requiring a Supermajority Vote.................... 13
            3.6  Special Voting Provisions................................. 15
            3.7  Scope of Partners' Authority.............................. 15
            3.8  Indemnification of Partners; Allocation
                 of Liabilities............................................ 16
            3.9  Contribution.............................................. 17
            3.10 Insurance and Bonds....................................... 18

ARTICLE 4:  CAPITALIZATION; ALLOCATION; DISTRIBUTIONS...................... 18
            4.1  Initial Capital Contributions............................. 18
            4.2  Additional Capital Contributions.......................... 19
            4.3  Failure to Make Capital Contributions..................... 20
            4.4  Loans..................................................... 25
            4.5  Calculations and Adjustments.............................. 26
            4.6  Capital Accounts.......................................... 26
            4.7  Distribution of Partnership Funds......................... 27
            4.8  Allocation of Net Profits and Losses...................... 27
            4.9  Tax Appendix.............................................. 27

ARTICLE 5:  TRANSFERS OF PARTNERSHIP INTERESTS; RIGHT OF
            FIRST REFUSAL.................................................. 28
            5.1  Restrictions on Transfer.................................. 28
            5.2  Exceptions to Restrictions on Transfers................... 28
            5.3  Rollup Provisions......................................... 31
            5.4  Right of First Refusal.................................... 32
            5.5  Purchases by the Partnership or its
                 Assignee.................................................. 36
            5.6  Put Rights Upon Merger or Consolidation
                 of the Partnership........................................ 37
            5.7  Prohibited Transfers...................................... 38
            5.8  Appraisal Process......................................... 38
            5.9  Closing of any Permitted Transfer......................... 39
            5.10 Remedies.................................................. 40
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ARTICLE 6:  BOOKS AND RECORDS; ACCOUNTING; FISCAL YEAR..................... 41
            6.1  Books and Records......................................... 41
            6.2  Financial Statements...................................... 41
            6.3  Bank Accounts............................................. 42
            6.4  Fiscal Year............................................... 42

ARTICLE 7:  OTHER BUSINESS ACTIVITIES...................................... 42
            7.1  Conduct of Exclusive Business in
                 Business Area............................................. 42
            7.2  Exceptions for Certain Transactions....................... 45
            7.3  Existing Activities....................................... 45
            7.4  Prohibited Transactions................................... 45
            7.5  Controlled Affiliates..................................... 46
            7.6  Services Offered by the Partnership....................... 46
            7.7  Retail Switching Business................................. 47

ARTICLE 8:  DISSOLUTION.................................................... 47
            8.1  Causes of Dissolution..................................... 47
            8.2  Winding Up and Liquidation................................ 47
            8.3  Continuation of the Partnership........................... 48
            8.4  No Withdrawal............................................. 48

ARTICLE 9:  EVENTS OF DEFAULT AND REMEDIES................................. 48
            9.1  Events of Default......................................... 48
            9.2  Remedies.................................................. 49
            9.3  Purchase of Defaulting Partner's
                 Partnership Interest...................................... 51

ARTICLE 10: REPRESENTATIONS AND WARRANTIES OF THE
            PARTNERS....................................................... 52

ARTICLE 11: MISCELLANEOUS.................................................. 53
            11.1  Acknowledgements......................................... 53
            11.2  Bill for Partition....................................... 53
            11.3  Notices.................................................. 53
            11.4  Amendments............................................... 53
            11.5  Indebtedness for Borrowed Money.......................... 54
            11.6  Waivers and Further Agreements; Entire
                  Agreement................................................ 54
            11.7  Severability............................................. 54
            11.8  Specific Enforcement; Attorneys Fees..................... 54
            11.9  Counterparts............................................. 55
            11.10 Captions; Gender......................................... 55
            11.11 Governing Law and Binding Effect......................... 55
            11.12 Expenses................................................. 55
            11.13 Third Parties............................................ 55
            11.14 Confidentiality.......................................... 55
            11.15 Appendices............................................... 56
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                             Exhibits and Appendices

Exhibit A   Form of Management Services Agreement
Exhibit B   Undertaking of Parent

Tax Appendix
Information Appendix

                              PARTNERSHIP AGREEMENT

            THIS PARTNERSHIP AGREEMENT is made as of November 1, 1993, by and among TCG Partners, a New York partnership ("TCP"), and the other parties listed on the signature pages hereof.

                                    RECITALS

            The parties desire to establish a partnership for the purposes hereinafter set forth, subject to the terms and conditions hereof.

                                   AGREEMENTS

            In consideration of the foregoing, and of the promises and covenants contained in this Agreement, the parties agree as follows:

ARTICLE 1:      DEFINITIONS

            Capitalized terms used in this Agreement shall have the meanings set forth below or in the Sections of this Agreement referred to below. Terms used solely in the Tax Appendix are defined in the Tax Appendix.

            "Act" means the Uniform Partnership Act, as from time to time in effect in the State of New York.

            "Additional Capital Contribution" has the meaning set forth in Section 4.2 hereof.

            "Affiliate" means, with respect to any Entity, any other Entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first specified Entity. For purposes of this Agreement, neither the Partnership, nor any Entity controlled by the Partnership, shall be deemed to be an Affiliate of a Partner or of any Affiliate of a Partner, and no Partner or any Affiliate thereof shall be deemed to be an Affiliate of any other Partner or any Affiliate thereof solely by virtue of its Partnership Interest.

            "Agreement" means this Partnership Agreement, as it may be amended, modified or supplemented from time to time in accordance with its terms.
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            "Authorized Representative" means the representative of a Partner who, pursuant to Section 3.3(e) hereof, is authorized to execute any document and take any action under this Agreement on behalf of such Partner. The name of the initial Authorized Representative of each Partner is set forth on the Information Appendix.

            "Budget" for any Fiscal Year means the operating and capital budget for the Partnership for such Fiscal Year prepared by the Managing Partner and adopted by the Partners in accordance with Section 3.4 hereof.

            "Business Area" means the counties listed on the Information
Appendix.

            "Business Day" means any day (other than a day which is a Saturday or Sunday) on which banks are permitted to be open for business in the City of New York.

            "Capital Account" has the meaning set forth in Section 4.6 hereof.

            "Capital Contribution" means, for any Partner, the amount of cash that such Partner has contributed to the capital of the Partnership plus, if such Partner contributes property other than cash, "Capital Contribution" shall include the fair market value of such property determined without regard to Code
Section 7701(g) and net of any liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code
Section 752.

            "Change in Control", with respect to a Partner, means any transaction as a result of which such Partner ceases to be a Subsidiary of the Entity which was its Parent immediately prior to such transaction.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import.

            "Control" means, as to any Entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Entity, whether through the ownership of equity interests or voting securities, by contract or otherwise.

            "Controlled Affiliate", with respect to any Partner as of any relevant date, means (i) the Parent of such Partner and (ii) each Affiliate of such Partner with respect to which such Parent, directly or indirectly through one or more Controlled Affiliates, exercises or is entitled to exercise by ownership of

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equity interests or voting securities, contract or otherwise affirmative or negative control with respect to decisions to Engage in, or to acquire interests in Entities Engaged in, activities encompassed in the Exclusive Business. For purposes of this Agreement, (x) the Partnership shall not be deemed to be a Controlled Affiliate of any Partner or any Affiliate of any Partner and (y) TCGI and each of its Subsidiaries shall be deemed to be Controlled Affiliates of TCP.

            "Defaulting Partner" has the meaning set forth in Section 9.1 hereof.

            "Distribution" means a distribution of cash or property in kind pursuant to Article 4 or 8 hereof.

            "Engage" or "Engaging" means, with respect to an activity, venture or business, directly or indirectly owning, investing in, managing, operating or controlling either individually, jointly, in partnership or in conjunction with any other person, or as a shareholder or providing or leasing in any material respect any goods or services to such activity, venture or business.

            "Entity" means any individual, general partnership, limited partnership, corporation, limited-liability company, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Entity where the context so admits.

            "Exclusive Business" means the provision of the following local telecommunications services:

          (a)  Digital Private Line Services, including but not limited to:

               DSO (56 or 64 kilobits)
               DS1 (1.544 megabits)
               Fractional DS1 (in multiples of 56 or 64 kilobits)
               DS2 (6.312 megabits)
               DS3 (45 megabits)
               European-standard E1 (2.048 megabits)
               PBX Access Service
               SONET Services;

          (b)  Voice Grade Private Line Services, including but not limited to:

               Two and Four Wire Analog Service
               Analog Data Service
               Tie Lines from Centrex to PBX;

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          (c)  Switched Services, including but not limited to:

               Payphones and associated interexchange carrier switched access
               Retail Switching Business;

          (d)  IXC POP to IXC POP Connections;

          (e) Provision of the services listed in clauses (a) through (c) above to IXCs for the purpose of IXC branding or resale;

          (f)  Provision of Dark Fiber to Third Parties;

          (g) Provision of fiber video services to the extent provided on the Information Appendix; and

          (h) Provision of coaxial terminations within buildings and building complexes on private property or resale of coaxial services provided by a local exchange carrier, in each case in connection with the provision of any service listed in (a) through (g) above;

provided, however, that the provision of any of the following services shall not be included in the definition of "Exclusive Business"

          (i) Video Services, including but not limited to the following (but excluding services specified in clause (g) above):

               Short Haul Video
               Long Haul Video
               Multipoint Video
               Switched Video
               Wireless Video
               Any Other Video Service;

          (ii) Wireless Services, including but not limited to:

               Cellular Telephone Service
               Personal Communications Service
               Wireless Data Service
               Special Mobile Radio
               Enhanced Special Mobile Radio
               Paging
               Any Other Wireless Service;

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          (iii) Coaxial Services, including but not limited to the following
                (but excluding services specified in clause (h) above):

                Video over Coax Services
                Data over Coax Services
                Voice over Coax Services
                Any other Coaxial Service; and

           (iv) Any residential services.

            "Fair Market Value" of a Partner's Partnership Interest means the product of (i) the Percentage Interest of such Partner as of the date of determination of Fair Market Value times (ii) the price at which a willing seller (being under no compulsion to sell) would sell, and a willing buyer (having full knowledge of the facts and being under no compulsion to buy) would buy, all of the business and assets of the Partnership as a going concern (or all of the outstanding Partnership Interests, if that would yield a higher price), in a single arm's-length transaction without time constraints. The price so determined for the business and assets of the Partnership shall, without duplication or deduction, be reduced by the amount of all liabilities of the Partnership.

            "Fiscal Year" means the calendar year.

            "Indirect Transfer" has the meaning set forth in Section 5.1(a) hereof.

            "Information Appendix" means the information appendix attached hereto and made a part of this Agreement.

            "Initial Capital Contribution" means the aggregate initial Capital Contribution of each Partner to the capital of the Partnership set forth in the Information Appendix. If an Initial Capital Contribution is made in property other than cash, then such Initial Capital Contribution shall include the fair market value of such property determined without regard to Code Section 7701(g) and net of liabilities secured by such contributed property that the Partnership is considered to take subject to or assume under Code Section 752.

            "Majority Vote", with respect to any matter to be voted on by the Partners, means the affirmative vote of a Partner or Partners whose Percentage Interests are in excess of 50% of the sum of the Percentage Interests of all Partners entitled to vote on such matter.

            "Management Services Agreement" means the Management Services Agreement between the Partnership and the Manager in

                                   - 5 -
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substantially the form attached hereto as Exhibit A, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof and thereof.

            "Manager" means TCGI in its capacity as manager under the Management Services Agreement, and any successor appointed in accordance with this Agreement or the Management Services Agreement.

            "Managing Partner" means TCP in its capacity as managing partner of the Partnership, or any successor managing partner of the Partnership appointed in accordance with Section 3.2(d) hereof.

            "Net Profit" and "Net Loss" have the meanings set forth in the Tax Appendix. "Net Profit" and "Net Loss" mean, generally, for each Fiscal Year or other period, an amount equal to the Partnership taxable income or loss for such year or period, with certain adjustments set forth in the Tax Appendix.

            "Parent" with respect to any Entity as of any relevant date means the ultimate corporate or partnership parent entity (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, as in effect on the date hereof) of such Entity.

            "Parent Undertaking" means the form of Undertaking of Parent attached hereto as Exhibit B.

            "Partner Services Agreement" means, collectively, any fiber lease agreement, any other agreement for the use of fiber optic telecommunications facilities and any other agreement (other than the Management Services Agreement) for services to be provided by a Partner or an Affiliate of a Partner to the Partnership in connection with the maintenance or operation of the business of the Partnership, such as, but not limited to, a construction agreement, fiber maintenance agreement, electronics maintenance agreement or other similar agreement.

            "Partners" means TCP and the other signatories to this Agreement, any Entity which becomes a party to this Agreement after the date hereof, and their respective successors and permitted assigns, and "Partner" means any of such Partners.

            "Partnership" means the general partnership created pursuant to this Agreement.

            "Partnership Interest" means, as to each Partner, all of the interest of such Partner in the Partnership, including such Partner's (i) right to a distributive share of the income,

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gain, losses and deductions of the Partnership in accordance herewith, (ii)
right to a distributive share of Partnership assets, (iii) obligations as a Partner, and (iv) rights with respect to the management of the business and affairs of the Partnership, as provided herein or by law.

            "Percentage Interest" means, as to each Partner, the percentage set forth opposite its name on the Information Appendix, as such percentage may be revised in accordance with the provisions hereof; provided, however, that except as expressly provided in this Agreement, the Percentage Interest of a Partner shall not be subject to increase or decrease without such Partner's prior consent.

            "Prime Rate" means the interest rate announced by Citibank, N.A., New York, New York, from time to time as its prime lending rate.

            "Pro Rata" means the proportion which the respective Percentage Interest immediately prior to an action of any Partner entitled to participate in such action bears to the sum of the Percentage Interests immediately prior to such action of all Partners entitled to participate in such action.

            "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Remedies Partner" means the Managing Partner, so long as at the time of determination the Managing Partner is not a Defaulting Partner; otherwise, "Remedies Partner" means the non-Defaulting Partner which has the largest Percentage Interest of all non-Defaulting Partners.

            "Retail Switching Business" means the provision of the following local telecommunications services and associated interexchange carrier switched access:

            Primary Centrex
            PBX Dialtone Trunks
            Auxiliary Centrex
            ISDN - Basic Rate Service or Primary Rate Service
            POTS (i.e., Basic telephone service, supplying telephone lines and access to a switched network).

            "Subsidiary" of any Parent means an Entity (i) more than fifty percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are owned or controlled, directly or indirectly through one or more Subsidiaries, by such Parent or

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(ii) which does not have outstanding shares or securities, but more than fifty percent of whose ownership interests representing the right to make the decisions for such Entity is owned or controlled, directly or indirectly through one or more Subsidiaries, by such Parent; provided, however, that in each case, such Entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

            "Supermajority Vote", with respect to any matter to be voted on by the Partners, means the affirmative vote of a Partner or Partners whose Percentage Interests are at least eighty percent of the sum of the Percentage Interests of all Partners entitled to vote on such matter.

            "Tax Appendix" means the tax appendix attached hereto and made a part of this Agreement.

            "TCGI" means Teleport Communications Group Inc., a Delaware corporation, and any Entity into which it may be merged or with which it may be consolidated or to which it may transfer all or substantially all of its assets.

ARTICLE 2:      FORMATION

            2.1 Formation. The Partners hereby form the Partnership as a general partnership under and pursuant to the Act, for the purposes and on the terms set forth herein.

            2.2 Name. The Partnership's name shall be as set forth in the Information Appendix or such other name as the Partners may determine by Supermajority Vote.

            2.3 Principal Offices. The principal office of the Partnership shall be in the Business Area or at such other location as the Managing Partner may from time to time determine, and the Partnership may have an additional office or offices at such other place or places as the Managing Partner may from time to time determine.

            2.4 Term. The term of the Partnership shall commence as of the effective date hereof and shall continue for approximately ninety-nine years thereafter, terminating on the date specified on the Information Appendix, unless the Partnership is dissolved and liquidated prior thereto pursuant to
Article 8 below.

            2.5 Property. All assets and property, whether real, personal or mixed, tangible or intangible, including contractual rights, owned or possessed by the Partnership shall be held or possessed in the name of the Partnership. All such assets,

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property and rights shall be deemed to be owned or possessed by the Partnership as an entity. No Partner shall have any separate ownership interest in such assets, property or rights. Each Partner's interest in the Partnership is personal property for all purposes.

ARTICLE 3:      PURPOSE, AUTHORITY AND MANAGEMENT OF THE PARTNERSHIP

            3.1 Purpose and Authority. The purpose of the Partnership shall be to invest in, engage in, operate, manage, develop, finance, expand and to sell and otherwise dispose of, and otherwise exercise all rights, powers, privileges and other incidents of ownership with respect to, any activity encompassed in the Exclusive Business in the Business Area. The Partnership shall have all powers which may be exercised by a partnership under the Act. The Partnership shall not be permitted to Engage in any business other than the Exclusive Businesses without the unanimous consent of the Partners.

            3.2  Managing Partner.

                  (a) Subject to the provisions of Sections 3.4, 3.5 and 3.6 hereof, the Managing Partner shall be responsible for the management and operations of the Partnership and shall have all powers necessary to manage and control the Partnership, to conduct its business and to implement any decision of the Partners adopted pursuant to this Agreement. Without limiting the generality of the foregoing, the Managing Partner shall have the authority (i) to appoint and remove officers of the Partnership pursuant to Section 3.2(c) below, and to authorize such officers to perform such acts and services as the Managing Partner may approve, (ii) to seek such municipal and regulatory consents, approvals and authorizations in the name of the Partnership as the Managing Partner in its reasonable discretion determines to be in the best interests of the Partnership or otherwise to be necessary under applicable law, including, without limitation, those set forth on the Information Appendix, and
(iii) to take any action on behalf of the Partnership which does not expressly require a vote of the Partners pursuant to Sections 3.4, 3.5 or 3.6 hereof. The Partners acknowledge that the Managing Partner may delegate certain of its responsibilities hereunder to the Manager pursuant to the Management Services Agreement and to the officers appointed pursuant to Section 3.2(c) below. The Manager shall report to the Managing Partner.

                  (b) At any time after the termination by the Partnership of the Management Services Agreement pursuant to the terms hereof and thereof, any action to be taken or document to be provided or executed by the Manager hereunder shall thereafter

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be taken, provided or executed by the Managing Partner; provided, however, that after such termination, the Managing Partner shall promptly seek a successor Manager to provide substantially similar services to the services provided pursuant to the Management Services Agreement and, upon the affirmative vote of the Partners pursuant to Section 3.4(f), shall enter into a management agreement with such successor Manager.

                  (c) The Managing Partner shall appoint a chief executive officer, a chief financial officer and one or more chief operating officers for the Partnership who shall be responsible for the day-to-day management of the operations and business of the Partnership. The Partnership shall have such additional officers as the Managing Partner may determine to appoint. Such officers shall be deemed agents and employees of the Partnership, shall serve at the pleasure of the Managing Partner, shall act in accordance with the Budget, the decisions of the Managing Partner and the decisions of the Partners adopted by a vote of the Partners pursuant to Section 3.4, 3.5 or 3.6 hereof, and shall have no authority to take any action which the Managing Partner would not itself have the authority to take as provided herein. Except as provided above or as otherwise determined by the Managing Partner, such officers shall (i) have such powers as are usually exercised by comparably designated officers of a Delaware corporation and (ii) have the power to bind the Partnership through the exercise of such powers to the extent consistent with the terms of this Agreement.

                  (d) If the Management Services Agreement is terminated pursuant to the terms hereof and thereof, or if the Managing Partner fails in any material respect to perform its obligations under this Agreement in accordance with the terms hereof and customary and reasonable standards of management in the telecommunications industry, and such failure in performance continues unremedied for a period of ninety days after a majority in Percentage Interests of the Partners (other than the Managing Partner) has given written notice to the Managing Partner specifying such failure in reasonable detail, the Partners, by a Majority Vote of the Partners other than the Managing Partner, shall have the right, by delivery of notice to the Managing Partner, to remove the Managing Partner as the Managing Partner and replace it with a successor Managing Partner. Upon delivery of such notice, the new Managing Partner shall succeed to all of the powers of the removed Managing Partner hereunder and shall possess and have all such powers.

            3.3 Meetings of the Partners; Authorized Representatives.

            (a) Annual meetings of the Partners shall be held at such place and time as may be determined from time to time by

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the Managing Partner, subject to postponement by a Supermajority Vote of the
Partners. Special meetings of the Partners shall be called by the Managing Partner at the request of any Partner. Each Partner shall be represented at an annual or special meeting by its Authorized Representative. The Managing Partner shall give the Authorized Representative of each Partner at least ten Business Days notice of the time and place of any annual or special meeting of the Partners. Any such notice shall include, in reasonable detail, an agenda that sets forth the matters to be considered at such annual or special meeting. In addition to any matter set forth in such agenda, any Partner, by ten days prior notice to each other Partner, may propose for a vote of the Partners at any meeting any matter which pursuant to Sections 3.4, 3.5 or 3.6 hereof or any other Section of this Agreement may be decided by the Partners pursuant to a Majority Vote or a Supermajority Vote. A Partner may waive notice of any meeting in writing before, at or after such meeting. The attendance of an Authorized Representative of a Partner at a meeting shall constitute a waiver by such Partner of notice of such meeting, except when its Authorized Representative attends such meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called. Voting at any annual or special meeting of the Partners shall be according to Percentage Interests.

            (b) At all meetings of the Partners, the Manager shall be present and prepared to discuss with the Authorized Representatives and other representatives of the Partners the business of the Partnership and any other matters regarding the Partnership that any Partner may reasonably request.

            (c) Any action required or permitted to be taken by the Partners at an annual or special meeting may be taken without a meeting if a written consent to such action is signed on behalf of each Partner by its Authorized Representative, and such written consent is filed with the records of the Partnership. Any or all Authorized Representatives may participate in a meeting by means of conference telephone or similar communications equipment by means of which all Authorized Representatives participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such Authorized Representative at such meeting.

            (d) Minutes of each meeting of the Partners shall be prepared by the Managing Partner or an officer of the Partnership and circulated to the Partners.

            (e) The Authorized Representative of each Partner shall have the authority to execute any document and take any action on behalf of such Partner pursuant to the terms of this Agreement. In the absence of prior written notice to the

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contrary, any action taken or document executed by an Authorized Representative shall be binding upon the Partner of which he is the Authorized Representative, and neither the Partnership, nor any other Partner nor any other Entity shall be obligated to inquire as to the authority of the Authorized Representative to take any action or execute any document on behalf of such Partner.

            (f) Each Partner shall have the right at any time and from time to time to replace its Authorized Representative (or any alternate Authorized Representative) with another individual by written notice to the Partnership and each other Partner. Each Partner shall be entitled to name an alternate Authorized Representative to serve in the place of the Authorized Representative appointed by such Partner should such appointed Authorized Representative not be able to attend a meeting or meetings. In the event an Authorized Representative appointed by a Partner dies or is unwilling or unable to serve as such, such Partner shall promptly appoint a successor to such Authorized Representative.

            3.4 Actions Requiring a Majority Vote. Subject to the provisions of Sections 3.5 and 3.6 hereof, neither the Managing Partner, nor any other Partner nor any officer of the Partnership shall take any action, expend any sum, make any decision or incur any obligation on behalf of the Partnership with respect to any of the following matters, without a Majority Vote:

            (a) the sale, pledge, assignment, lease or other disposition or mortgaging or other encumbering of Partnership assets with an original acquisition cost of more than $150,000 but less than $1,000,000;

            (b) the adoption of the Budget for each Fiscal Year, which the Manager shall present to the Partners, together with a business plan as revised for such period as the Managing Partner determines, for their review no later than November 1 of the prior Fiscal Year;

            (c) requesting any Partner to make an Additional Capital
Contribution;

            (d) making capital expenditures or commitments for capital expenditures in amounts which exceed, taken together with all other such commitments and expenditures, by 10% the amounts budgeted for such commitments and expenditures in the Budget for the relevant Fiscal Year;

            (e) settling or initiating any claim or litigation involving the Partnership and arising in the ordinary course of the Partnership's business, except for minor employee

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grievances or proceedings and matters involving less than $100,000;

            (f) any decision to terminate the Management Services Agreement in accordance with its terms or to enter into a replacement or successor management agreement; provided, however, that the Managing Partner shall not be entitled to vote on the termination of the Management Services Agreement; and

            (g) the merger or consolidation of the Partnership with any other Entity, where the Partnership is the surviving Entity, provided, however, that no Partner's Partnership Interest may be diluted by such merger or consolidation hereunder unless the diluted Partner affirmatively agrees;

            (h) making Distributions pursuant to the first sentence of Section 4.7(a) hereof;

provided, however, that in no event shall (i) any Budget be adopted pursuant to
Section 3.4(b) above, (ii) any Additional Capital Contribution be requested from any Partner pursuant to Section 3.4(c) above, (iii) any capital expenditure or commitment for capital expenditure in connection with a proposed acquisition be made by the Partnership pursuant to Section 3.4(d) above, (iv) any claim or litigation be settled or initiated by the Partnership, pursuant to Section 3.4(e) above, or (v) any merger or consolidation be consummated, pursuant to
Section 3.4(g) above, without in any such case the consent of the Managing Partner.

            3.5 Actions Requiring a Supermajority Vote. Subject to the provisions of Section 3.6 hereof, neither the Managing Partner, nor any other Partner nor any officer of the Partnership shall take any action, expend any sum, make any decision or incur any obligation on behalf of the Partnership with respect to any of the following matters, without a Supermajority Vote:

            (a) the admission of an additional Partner (other than pursuant to Section 5.2(d) hereof and than a transferee or successor Partner pursuant to
Article 5) or, except as provided in Section 9.2(a)(i) hereof, the redemption or purchase by the Partnership of any Partnership Interest; provided, however, that no Partner's Partnership Interest may be diluted by the addition of an additional Partner hereunder unless the diluted Partner affirmatively agrees; and further provided that TCP shall not be diluted below a Partnership Interest of 35%;

            (b) the merger or consolidation of the Partnership with any other Entity, where the Partnership is not the surviving Entity, or the incorporation of the Partnership;

            (c) the sale, pledge, assignment, lease or other disposition or mortgaging or other encumbering of Partnership assets with an aggregate original acquisition cost of $1,000,000 or more;

            (d) subject to the provisions of Section 4.3(b) hereof, the incurrence of any indebtedness for borrowed money (or the making of any guaranty of any indebtedness for borrowed money of any other Entity) in excess of $100,000 in the aggregate at any time during the term hereof other than loans pursuant to Section 4.4 hereof and indebtedness arising under any fiber lease agreement between the Partnership and a Partner or an Affiliate of a Partner;

            (e) any decision relating to Federal Communications Commission or other federal, state or local regulatory matters which has a material adverse effect upon the Partnership or any Partner or any Affiliate of any Partner in the Business Area;

            (f) the assignment, transfer, pledge, compromise or release of any claims of, or debts due, the Partnership, except upon payment in full, or the arbitration or consent to the arbitration of any disputes or controversies involving the Partnership, except for matters arising in the ordinary course of the Partnership's business that involve an amount not in excess of $75,000 (which shall be in the discretion of the Managing Partner);

            (g) settling or initiating any tax audit or any other claim or litigation involving the Partnership and not arising in the ordinary course of the Partnership's business;

            (h) any general assignment for the benefit of creditors or the commencement of any proceedings pursuant to any federal or state bankruptcy or insolvency statutes;

            (i) the dissolution or winding up of the Partnership (except as specifically provided in Article 8) and the decision to continue the business of the Partnership after dissolution pursuant to Section 8.3 hereof;

            (j) filing any protest, petition or pleading with regard to any Partnership tax return; and

            (k) subject to Section 3.6(c) hereof, entering into any agreement or obtaining any license or franchise which restricts the transfer of Partnership Interests or subjects the Partnership Interests to any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever.

            3.6 Special Voting Provisions. Notwithstanding any other provision of this Agreement,

            (a) if the Partnership desires to enter into a transaction or agreement with a Partner or an Affiliate of a Partner on terms which are less favorable to the Partnership than could be obtained in an arms-length transaction with an unaffiliated third party, or amend or waive any provision of any such agreement, and if there are Partners who are not involved, by themselves or through any Affiliate, in such transaction or agreement, the Partnership shall not enter into such transaction or agreement, or agree to such amendment or waiver, without the consent of all of disinterested Partners;

            (b) each Partner, by execution of this Agreement, hereby consents to the execution and delivery, and the performance by the Partnership of its obligations under, the Management Services Agreement;

            (c) the approval of all of the Partners shall be required to enter into any agreement or to obtain any license or franchise which restricts the transfer of Partnership Interests or subjects the Partnership Interests to any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever, in each case in a manner that discriminates among Partners; and

            (d) the approval of a majority in Percentage Interests of all of the disinterested Partners shall be required to decline or approve the conduct of a business activity proposed to be Engaged in, or an acquisition proposed to be made, by the Partnership pursuant to Section 7.1 hereof.

            3.7 Scope of Partners' Authority. The Managing Partner shall have exclusive authority to act for and to assume any obligation or responsibility on behalf of the Partnership, except as expressly restricted hereby, and no other Partner shall have any authority to act for, or assume any obligation or responsibility on behalf of, the Partnership or another Partner except as otherwise expressly provided herein or as expressly approved by a vote of the Partners pursuant to Section 3.4, 3.5 or 3.6 hereof.

            3.8 Indemnification of Partners; Allocation of Liabilities.

            (a) The Partnership shall indemnify and save harmless the officers and employees of the Partnership, the Managing Partner and the Authorized Representatives of the Partners from any loss, damage or expense incurred by any of them by reason of any act or omission to act on behalf of the Partnership, performed by any of them in good faith and without gross negligence, willful misconduct or breach of this Agreement. Any reasonable expenses incurred by any indemnified person pursuant to this Section 3.8(a) in defending any civil or criminal action, suit or proceeding (or the threat thereof), other than a claim, action, suit or proceeding brought by the Partnership, which is based, in whole or in part, upon any alleged act or omission to act on behalf of the Partnership shall be borne and paid by the Partnership in advance of the final disposition of such action, suit or proceeding (or the threat thereof) upon receipt of an undertaking by or on behalf of the indemnified person to repay to the Partnership the amount of such expenses if it shall ultimately be determined that such person is not entitled to the indemnification provided for under this
Section 3.8(a). Any indemnity under this Section 3.8(a) shall be provided out of and to the extent of Partnership assets only.

            (b) Each Partner shall indemnify and save harmless the Partnership and each other Partner and former Partner, the partners or shareholders of each other Partner and former Partner, and any of their respective officers, directors, shareholders, partners, employees, agents and Affiliates, from any loss, damage or expense incurred by any of them by reason of or resulting from
(i) any misrepresentation or breach of warranty of such Partner set forth in this Agreement or (ii) any unauthorized act taken by such Partner in the name of the Partnership or any other Partner. Any reasonable expenses incurred by any Entity entitled to indemnification pursuant to this Section 3.8(b) in defending any civil or criminal action, suit or proceeding (or the threat thereof) by reason of or resulting from any such indemnified matter shall be borne and paid by the indemnifying Partner in advance of the final disposition of such action, suit or proceeding (or the threat thereof) upon receipt of an undertaking by or on behalf of the indemnified Entity to repay to the indemnifying Partner the amount of such expenses if it shall ultimately be determined that such Entity is not entitled to the indemnification provided for under this Section 3.8(b). Any indemnity under this Section 3.8(b) shall be provided out of and to the extent of the assets of the indemnifying Partner only.

            (c) With respect to the indemnities provided above in this Section 3.8, an indemnified party shall, with respect to any claim made against such indemnified party for which indemnification is available, notify the indemnifying party in writing of the nature of the claim as soon as practicable but not more than ten days after the indemnified party shall have received notice of the assertion thereof before any court or governmental authority. The failure by an indemnified party to give notice as provided in the foregoing sentence shall not relieve the indemnifying party of its obligations under this Section except to the extent that the failure results in the failure of actual notice to the indemnifying party and the indemnifying party is damaged solely as a result of the failure to give notice. Upon receipt of notice by an indemnifying party from an indemnified party of the assertion of any such claim, the indemnifying party shall employ counsel acceptable to the indemnified party and shall assume the defense of such claim. The indemnified party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by its counsel in writing that there is a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such action. Whether or not the Partnership chooses to defend or prosecute a claim, each Partner shall, to the extent requested by the Partnership and at the Partnership's expense, cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

            (d) The provisions of this Section 3.8 shall survive the withdrawal of any Partner from the Partnership and the dissolution of the Partnership.

            3.9 Contribution. All liabilities, obligations or commitments incurred or assumed by the Partnership (or to which it or its property or assets are subject) ("Partnership

Obligations") shall be payable first out of the assets of the Partnership. Subject to the provisions of Section 3.8 hereof, if the assets of the Partnership (determined without regard to any Capital Contributions by the Partners pursuant to Section 8.2(b) hereof) are not sufficient at any time to pay or discharge when due and payable any and all Partnership Obligations (any such deficiency being referred to herein as a "Deficiency"), a Partner or former Partner who pays all or any portion of such Deficiency (whether directly or, in the case of a Partner, by making a contribution to the capital of the Partnership pursuant to Section 8.2(b)) (a "Paying Partner") shall be entitled to contribution from those Partners and former Partners that were Partners at the time of the Partnership's incurrence or assumption of such Partnership Obligation pursuant to this Section 3.9. Specifically, if any Paying Partner pays (whether by direct payment or, in the case of a Partner, by making a Capital Contribution to the Partnership pursuant to Section 8.2(b) hereof) a portion of any Partnership Obligation included in such Deficiency that is in excess of such Paying Partner's Pro Rata share of the unpaid portion of such Partnership Obligation, based on its Percentage Interest at the time of incurrence or assumption of such Partnership Obligation, then each other Partner or former Partner which has not paid any portion of such Partnership Obligation, or which has paid a portion which is less than its Pro Rata share thereof (based on its Percentage Interest as of the date of incurrence or assumption), shall contribute ratably to the Paying Partner so that each Partner and former Partner shall have paid or contributed its Pro Rata share of such Partnership Obligation based on its Percentage Interest as of the date of incurrence or assumption. The payment by a Partner of any portion of a Deficiency hereunder shall be treated as a Capital Contribution and shall be applied against any obligation of the Paying Partner under Section 8.2(b) hereof. The provisions of this Section 3.9 shall survive the withdrawal of any Partner from the Partnership and the dissolution of the Partnership.

            3.10 Insurance and Bonds. Each Partner shall assist the Partnership to the extent requested by the Manager or the Managing Partner in procuring satisfactory insurance coverage, bonds and letters of credit for the Partnership at the expense of the Partnership; provided, however, that in no event shall any Partner be obligated pursuant to this Section 3.10 to assume any actual or contingent liability, financial risk or reimbursement obligation.

ARTICLE 4:      CAPITALIZATION; ALLOCATION; DISTRIBUTIONS

            4.1 Initial Capital Contributions.

            (a) Each Partner shall be obligated to make Initial Capital Contributions to the Partnership in the aggregate amount indicated for it on the Information Appendix. Except as otherwise expressly provided in an asset contribution agreement between the Partnership and a Partner, such contributions shall be made by the Partners Pro Rata, in one or more installments at such times and in such amounts as may be determined by the Managing Partner. Each installment of an Initial Capital Contribution of a Partner shall be due and payable within twenty Business Days of receipt by such Partner of a request from the Managing Partner for such installment (an "Initial Capital Payment Date"). A Partner which fails to make all or any portion of an installment of its Initial Capital Contribution on or before the related Initial Capital Payment Date is referred to herein as a "Delinquent Partner", and the unpaid amount of the installment of its Initial Capital Contribution is referred to herein as the "Initial Capital Unpaid Amount" or as the "Unpaid Amount". All Initial Capital Contributions shall be in cash unless otherwise determined by the Managing Partner.

            (b) The Initial Capital Contributions have been set by the Managing Partner based on its current expectations as to the cost of implementing the initial phase of the construction and operation of the Partnership's business in the Business Area. Although such costs of implementing the initial phase may be more or less than currently anticipated, the amount of the Initial Capital Contributions shall be neither increased nor decreased without the consent of all Partners.

            4.2 Additional Capital Contributions. The Partners may decide, by a Majority Vote of the Partners pursuant to Section 3.4(c) hereof, that additional Capital Contributions in excess of the Initial Capital Contributions ("Additional Capital Contributions") are required for the conduct of the business of the Partnership. Such Additional Capital Contributions shall be made by the Partners Pro Rata, in one or more installments at such times and in such amounts as may be determined by the Managing Partner. Each Additional Capital Contribution of a Partner shall be due and payable within twenty Business Days of receipt by such Partner of a request from the Managing Partner for such Additional Capital Contribution (an "Additional Capital Payment Date"). A Partner which fails to make all or any portion of an Additional Capital Contribution on or before the related Additional Capital Payment Date is referred to herein as a "Declining Partner", and the unpaid amount of the Additional Capital Contribution is referred to herein as the "Additional Capital Unpaid Amount" or as the "Unpaid Amount". All Additional Capital Contributions shall be in cash unless otherwise determined by the Managing Partner.

            4.3 Failure to Make Capital Contributions.

            (a) (i) Interest shall accrue on any Initial Capital Unpaid Amount in respect of an Initial Capital Contribution which is not rescinded pursuant to
Section 4.3(b) below at the Prime Rate plus 6% per annum from and including the Initial Capital Payment Date until such Unpaid Amount and all interest accrued thereon are paid as provided in this Section 4.3 hereof. The failure of the Delinquent Partner to pay to the Partnership the Initial Capital Unpaid Amount together with accrued interest on or before the tenth Business Day following the related Initial Capital Payment Date (such failure being referred to herein as an "Initial Capital Payment Default") shall be deemed an Event of Default for purposes of Article 9.

            (ii) Interest shall accrue on any Additional Capital Unpaid Amount in respect of an Additional Capital Contribution which is not rescinded pursuant to Section 4.3(b) below at the Prime Rate plus 2% per annum from and including the Additional Capital Payment Date until such Unpaid Amount and all interest accrued thereon are paid to the Partnership; provided, however, that no Additional Capital Contribution may be paid by a Declining Partner to the Partnership more than twenty Business Days after the related Additional Capital Payment Date; and provided, further, that no interest shall be payable in the event the Declining Partner elects not to make the Additional Capital Contribution. No Partner shall be required to make any Additional Capital Contribution to the Partnership, and the failure by a Partner to make an Additional Capital Contribution by the end of such twenty Business Day period (such failure being referred to herein as an "Additional Capital Refusal") shall not be deemed an Event of Default for purposes of Article 9.

            (b) If an Initial Capital Payment Default or an Additional Capital Refusal occurs, the other Partners that have timely made the installments of their Initial Capital Contributions or the Additional Capital Contributions with respect to which such Initial Capital Payment Default or Additional Capital Refusal occurred, as the case may be (the "Complying Partners"), may, with the affirmative vote of Complying Partners (which must include the affirmative vote of the Managing Partner if it is a Complying Partner) with an aggregate Percentage Interest constituting not less than two-thirds of the sum of the Percentage Interests of all Complying Partners, by notice given to each Delinquent Partner or Declining Partner, as the case may be, and each other Partner within ten Business Days after the occurrence of the Initial Capital Payment Default or the Additional Capital Refusal:

               (i) elect to cause the call of such installment of the Initial Capital Contribution or such

          Additional Capital Contribution to be rescinded (in which case no Initial Capital Payment Default or Additional Capital Refusal shall be deemed to have occurred for purposes of this Article 4 and no Event of Default in respect of an Initial Capital Payment Default shall be deemed to have occurred for purposes of Article 9 hereof);

               (ii) elect to have such installment of the Initial Capital Contribution or such Additional Capital Contribution made by the Complying Partners to be deemed loans to the Partnership, rather than as Capital Contributions, and to make additional loans to the Partnership in an aggregate amount equal to the related Unpaid Amount;

               (iii) elect to make loans to the Partnership in an aggregate amount equal to the related Unpaid Amount; or

               (iv) elect to make additional Capital Contributions ("Excess Capital Contributions") to the Partnership in an aggregate amount equal to the related Unpaid Amount;

provided, however, that the same election, if any, shall be made with respect to each Delinquent Partner and Declining Partner in respect of any request for an Initial Capital Contribution or Additional Capital Contribution, as the case may be.

The Complying Partners shall not be obligated to make any election under this
Section 4.3(b). Neither the existence nor the exercise of any right of election available to the Complying Partners under this Section 4.3(b) shall affect the Remedies Partner's right to treat Delinquent Partners' Initial Capital Payment Defaults as an Event of Default and to make any election and pursue at any time any remedy then available pursuant to Article 9 hereof.

            (c) If an election is made pursuant to clause (i) of Section 4.3(b) hereof, the Partnership shall promptly return to each Partner the amount of the installment of the Initial Capital Contribution or the Additional Capital Contribution contributed by it in respect of which the related Initial Capital Payment Default or the Additional Capital Refusal occurred, together with interest, if any, actually earned on such amount by the Partnership from and including the Initial Capital Payment Date or the Additional Capital Payment Date to the date such amount is returned to such Partner.

            (d) If an election is made pursuant to clause (ii) or (iii) of
Section 4.3(b) hereof, the indebtedness of the Partnership for the amount loaned (or deemed loaned pursuant to clause (ii)) (each a "Capital Loan") shall be evidenced by a promissory note of the Partnership in form and substance reasonably satisfactory to the Complying Partners making such loans, shall be unsecured, shall be subordinate to any senior debt of the Partnership, shall bear interest at a rate per annum equal to the Prime Rate plus 2% per annum and shall otherwise be on terms and conditions that are no less favorable to the Partnership than it could obtain in connection with a loan from a bank or other financial institution not an Affiliate of a Partner. Only those Complying Partners that voted in favor of making the election pursuant to clause (ii) or
(iii) (each a "Capital Lending Partner") shall be required to make Capital Loans to the Partnership (in excess of any amount deemed a loan pursuant to clause
(ii)). The amount of the Capital Loan made by each Capital Lending Partner shall be in proportion to its respective Percentage Interest relative to the sum of the Percentage Interests of all Capital Lending Partners (in each case as in effect immediately prior to the related Initial Capital Payment Default or Additional Capital Refusal), or in such other proportion as the Capital Lending Partners may agree upon among themselves.

            (e) If an election is made pursuant to clause (iv) of Section 4.3(b) hereof, only those Complying Partners that voted in favor of making such election (each an "Excess Capital Contributing Partner") shall be required to make Excess Capital Contributions. The amount of the Excess Capital Contribution to be made by each Excess Capital Contributing Partner shall be in proportion to its respective Percentage Interest relative to the sum of the Percentage Interests of all Excess Capital Contributing Partners (in each case as in effect immediately prior to the related Initial Capital Payment Default or Additional Capital Refusal), or in such other proportion as such Excess Capital Contributing Partners may agree upon among themselves. Excess Capital Contributions shall be in addition to, and not credited against, Initial Capital Contributions or Additional Capital Contributions otherwise payable by the Partners.

            (f) (i) Whenever an Initial Capital Payment Default occurs, the Percentage Interest of each Partner shall be adjusted (unless the Complying Partners make an election pursuant to clause (i) or (ii) of Section 4.3(b) hereof with respect to such Initial Capital Payment Default), with effect from the related Initial Capital Payment Date, to equal the percentage determined by dividing (A) the aggregate amount of Initial Capital Contributions and Excess Capital Contributions actually made by such Partner to the date of determination divided by (B) the sum of all Initial Capital Contributions and Excess Capital Contributions actually made by all Partners to the date of determination. In addition to the adjustment provided in this Section 4.3(f)(i), and subject to Section 4.3(g) hereof, the Delinquent Partner shall have no right to participate in any subsequent call for Initial Capital Contributions or Additional Capital Contributions, and each Partner's Percentage Interest shall be adjusted as of each subsequent Initial Capital Payment Date and Additional Capital Payment Date in accordance with this Section 4.3(f) and Section 4.3(g) hereof as though such Delinquent Partner committed an Initial Capital Payment Default or Additional Capital Refusal with respect to each such subsequent call for Initial Capital Contributions or Additional Capital Contributions, respectively.

            (ii) Whenever an Additional Capital Refusal occurs, the Percentage Interest of each Partner shall be adjusted (unless the Complying Partners make an election pursuant to clause (i) or (ii) of Section 4.3(b) hereof with respect to such Additional Capital Refusal), with effect from the related Additional Capital Payment Date, to equal:

               (A), prior to such time as the aggregate amount of Capital Contributions requested to be made by the Partners exceeds an amount equal to two times the sum of all of the Initial Capital Contributions of the Partners shown on the Information Appendix (the "Threshold Amount"), the percentage determined by dividing (I) the aggregate amount of Initial Capital Contributions, Additional Capital Contributions and Excess Capital Contributions actually made by such Partner to the date of determination by (II) the sum of all Initial Capital Contributions, Additional Capital Contributions and Excess Capital Contributions actually made by all Partners to the date of determination, or

               (B), from and after such time as the aggregate amount of Capital Contributions requested to be made by the Partners exceeds the Threshold Amount, the percentage determined by dividing (I) the Fair Market Value of the Partnership Interest of such Partner immediately prior to such Additional Capital Refusal, plus any Additional Capital Contribution and Excess Capital Contribution made by such Partner at the time of or following such Additional Capital Refusal, by (II) the sum of the Fair Market Values of the Partnership Interests of all of the Partners immediately prior to such Additional Capital

          Refusal, plus the sum of all Additional Capital Contributions and Excess Capital Contributions made by all of the Partners at the time of or following such Additional Capital Refusal.

Notwithstanding the adjustment provided in this Section 4.3(f)(ii), the Declining Partner shall have the right to participate in any subsequent call for Additional Capital Contributions without being required to make any missed Additional Capital Contribution. For purposes of this clause 4.3(f)(ii) only, the Fair Market Value of the Partnership Interests of all of the Partners shall be determined by the Managing Partner, based on its good faith estimate of such value, in connection with each proposed call for Additional Capital Contributions. The Managing Partner's determination of such Fair Market Value shall then be submitted to a vote of the Partners at the time the vote required by Section 3.4(c) hereof to approve a call for Additional Capital Contributions is taken. If such determination is approved by a Majority Vote of the Partners, such determination shall be final and binding on the Partners for purposes of any adjustment to the Percentage Interests of the Partners pursuant to this clause 4.3(f)(ii) which requires a determination of such Fair Market Value.

            (g) A Delinquent Partner may, with the consent of the Managing Partner (or, if the Delinquent Partner is the Managing Partner, with the consent of Complying Partners with an aggregate Percentage Interest constituting not less than two-thirds of the sum of the Percentage Interests of all Complying Partners) and prior to the receipt by the Delinquent Partner of the notice contemplated by Section 9.2 hereof, cure its Initial Capital Payment Default by paying to the Partnership an amount (the "Make-up Amount") equal to the Initial Capital Unpaid Amount plus accrued interest thereon calculated pursuant to
Section 4.3(a)(i) hereof. If an election was made pursuant to clause (ii) of
Section 4.3(b) hereof with respect to such Initial Capital Payment Default, each Capital Lending Partner shall contribute to the Partnership an amount equal to the related installment of its Initial Capital Contribution that was deemed a loan, pursuant to clause (ii) of Section 4.3(b) hereof, by the contribution to the Partnership of the outstanding principal amount of all Capital Loans made by such Capital Lending Partner in connection with such Initial Capital Payment Default together with an outstanding principal amount of other Capital Loans made by such Capital Lending Partner such that the aggregate amount of such contributed Capital Loans is equal to the amount of such installment (and, if the balance of the Capital Loans made by such Capital Lending Partner is less than the amount of such installment, such Capital Lending Partner shall contribute the difference in cash). The proceeds of the Make-up Amount shall first be promptly applied by the Partnership to the payment of any accrued but unpaid interest on the Capital Loans contributed to the Partnership and thereafter to the repayment of the principal amount of any Capital Lending Partner's Capital Loan which is in excess of the amount contributed by such Partner in accordance with the immediately preceding sentence. If an election was made pursuant to clause (iii) of Section 4.3(b) hereof, the proceeds of the Make-up Amount shall first be applied by the Partnership to the repayment of the principal of, and accrued but unpaid interest on, all Capital Loans made with respect to such Initial Capital Payment Default, and thereafter to the repayment of principal of, and unpaid interest on, any other outstanding Capital Loans. If an election was made pursuant to clause (iv) of Section 4.3(b) hereof, the proceeds of the Make-up Amount shall first be promptly applied to the distribution to each Excess Capital Contributing Partner an amount equal to its Excess Capital Contribution plus interest thereon at the Prime Rate plus 2% per annum from and including the date of such contribution to the date of such distribution. If the Percentage Interests of the Partners were adjusted pursuant to Section 4.3(f) hereof as a result of the Initial Capital Payment Default, then upon payment by the Delinquent Partner of the Make-up Amount in full in accordance with the foregoing provisions of this Section 4.3(g), the Percentage Interests of the Partners shall be readjusted so as to restore to the Delinquent Partner and the Complying Partners, for periods subsequent to the payment of the Make-Up Amount, the respective Percentage Interests they would have had but for such Initial Capital Payment Default.

            4.4 Loans. If the Partners do not in the aggregate make all of the Capital Contributions requested pursuant to Sections 4.1 or 4.2 above and an election is not made pursuant to Section 4.3(b) above to make up the shortfall, the Remedies Partner may, without a vote of the Partners, arrange for a loan to the Partnership from a Partner, an Affiliate of a Partner or from any other commercially reasonable source in an amount equal to the shortfall, which loan shall bear interest at an annual rate no higher than the Prime Rate plus 2% per annum and be on such other terms and conditions which the Remedies Partner, in its good faith judgment, determines to be no less favorable to the Partnership than could be obtained in connection with a loan from a bank or financial institution not an Affiliate of a Partner. Subject to the applicable terms of the Partnership's credit agreements, the proceeds, if any, of subsequent Capital Contributions or any proposed Distribution shall be applied first to such loans until such loans, together with accrued interest and any related fees, are paid in full, before any such proceeds are used for any other Partnership purpose or any such proposed Distribution is made to the Partners.

            4.5 Calculations and Adjustments. The calculations of the Percentage Interests provided in Section 4.3 hereof shall be made by the Remedies Partner, and shall, in the absence of manifest error, be conclusive and binding on the Partners. The Partnership shall use its best efforts to obtain any regulatory or other consents or approvals required by any adjustment to the Percentage Interests of the Partners pursuant to this Section prior to such adjustment, and if such approval is not obtained, neither such adjustment nor the Capital Contributions which would require such adjustment shall be made, or, if already made, such Capital Contributions shall be returned to the Partners.

            4.6 Capital Accounts. The term "Capital Account" shall mean with respect to each Partner, the aggregate amount of such Partner's Initial Capital Contribution, increased by:

               (a) the amount of each Additional Capital Contribution and Excess Capital Contribution made by it pursuant to Section 4.2 or 4.3 hereof to the Partnership in cash, if any;

               (b) the fair market value without regard to Code Section 7701(g) of property if any, contributed by it as an Additional Capital Contribution or Excess Capital Contribution pursuant to Section 4.2 or
          4.3 hereof to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752);

               (c) allocations to it of Net Profit and other items of income and gain pursuant to Section 4.8 hereof and the Tax Appendix; and

               (d) other additions made in accordance with the Code and Regulations;

and decreased by:

               (i) the amount of cash distributed to it by the Partnership;

               (ii) allocations to it of Net Loss and other items of loss and deduction pursuant to Section 4.8 hereof and the Tax Appendix;

               (iii) the fair market value without regard to Code Section 7701(g) of property distributed to it by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code Section 752); and

               (iv) other deductions made in accordance with the Code and Regulations.

The Capital Accounts shall be determined and maintained at all times in accordance with all of the provisions of Regulations Section 1.704-1(b)(2)(iv). An individual account shall be established and maintained on the books of the Partnership for each Partner in accordance with the Code. In the event any Partnership Interest is transferred in accordance with the provisions of Article 5 hereof, the transferee of such Partnership Interest shall succeed to the portion of the transferor's Capital Account attributable to such interest.

            4.7 Distribution of Partnership Funds.

            (a) The Managing Partner may, after the establishment of such reserves as it deems appropriate, upon a Majority Vote of the Partners and subject to restrictions imposed by the Partnership's lenders, if any, and subject to Section 4.4 hereof, make Distributions to the Partners at any time and from time to time during the term of the Partnership. In addition, at the end of each Fiscal Year after the third full Fiscal Year of the Partnership, the Managing Partner shall distribute, subject to restrictions imposed by the Partnership's lenders and subject to Section 4.4 hereof, that amount of cash in the accounts of the Partnership which exceeds two times the sum of, without duplication, (i) all reserves or other working capital items relating to any previous Fiscal Year and (ii) the aggregate amount allocated in the Budget for the next Fiscal Year for reserves, losses, capital expenditures and debt repayment and working capital, if any. All such Distributions (other than Distributions pursuant to Section 8.2 hereof) will be made to the Partners Pro Rata.

            (b) No Partner shall have the right to withdraw any amount from its Capital Account, or to receive any Distribution, except as provided in Sections 4.7(a) and 8.2 hereof. Notwithstanding the foregoing, the Partnership shall pay in full all loans extended by Partners to the Partnership prior to making any Distributions to the Partners.

            4.8 Allocation of Net Profits and Losses. As of the end of each Fiscal Year of the Partnership, the Net Profit or Net Loss of the Partnership shall be allocated to the Partners in accordance with their Percentage Interests, except as otherwise provided in the Tax Appendix.

            4.9 Tax Appendix. The provisions of this Article 4 shall be subject to the provisions of the Tax Appendix.

ARTICLE 5:      TRANSFERS OF PARTNERSHIP INTERESTS; RIGHT OF FIRST
                REFUSAL

            5.1 Restrictions on Transfer.

            (a) A Partner shall, directly or indirectly, offer, sell, transfer, assign, grant a participation in, pledge or otherwise dispose of any of its Partnership Interest only in a transaction that (i) is expressly permitted by this Agreement, (ii) is in accordance with agreements entered into by the Partnership with third parties to which transfers of interests in the Partnership are subject (unless the breach of such agreements, other than this Agreement, would not have a material adverse effect on the Partnership), and
(iii) in which the transferee becomes a party to this Agreement. A Change in Control of a Partner shall constitute a transfer by such Partner subject to the provisions of this Article 5 (an "Indirect Transfer").

            (b) Except as expressly permitted by this Agreement, each Partner shall (i) be the owner of the Partnership Interest indicated in the Partnership's records as being owned by such Partner, in each case free and clear of any pledge, lien, security interest, charge, claim, equity, option or encumbrance of any kind, and (ii) have sole voting power with respect to such Partner's Partnership Interest and will not grant any proxy with respect to such Partnership Interest, enter into any voting trust or other voting agreement or arrangement with respect to such Partnership Interest or grant any other rights to vote such Partnership Interest; provided, however, that the foregoing shall not be construed to limit the ability of a Partner to enter into agreements with respect to sales permitted by this Agreement or to enter into agreements not inconsistent with this Agreement that restrict such Partner's ability to transfer its Partnership Interest.

            (c) After any sale, assignment, transfer or other conveyance of a Partnership Interest in accordance with the provisions of this Agreement, the transferred Partnership Interest shall continue to be subject to all of the provisions of this Agreement, including the provisions of this Article 5.

            5.2 Exceptions to Restrictions on Transfers. The restrictions contained in the other Sections of this Article 5 (other than Section 5.7 hereof) shall not apply to the transactions set forth in this Section 5.2.

            (a) A Partner may transfer to any Controlled Affiliate which is a Subsidiary of its Parent, all, but not less than all, of its Partnership Interest, and TCP may transfer to TCGI or any Subsidiary of TCGI all or any part of its Partnership

Interest, provided that, in each such case, the transferee assumes the obligations of the transferor under this Agreement with respect to such Partnership Interest and becomes a party to this Agreement.

            (b) A Partner may permit an Indirect Transfer that results from the sale or other disposition of all or substantially all of the stock or assets of the Parent of such Partner, provided that the Parent of the transferee agrees to execute a Parent Undertaking.

            (c) If a Partner conducts, or has a Controlled Affiliate which conducts, a business in the Business Area and in connection with such business such Partner or Controlled Affiliate has entered into a fiber lease agreement or other agreement for the use of fiber optic telecommunications facilities, then such Partner shall have the right, but shall not be obligated, to sell its Partnership Interest to the buyer (the "Acquirer") of all or substantially all of the assets of such business or of all or substantially all of the outstanding stock of such Partner or Controlled Affiliate, on any terms and conditions acceptable to it, so long as, in the case of a sale of the assets of such business of such Partner or Controlled Affiliate, the Acquirer becomes a party to this Agreement and assumes the obligations of the selling Partner or Controlled Affiliate under such fiber lease agreement or other agreement for the use of facilities and that in any case the Parent of the Acquirer executes a Parent Undertaking; provided, however, that if the Acquirer or any Affiliate of the Acquirer is Engaged in the Exclusive Business in the Business Area, such Partner shall not have the right to sell its Partnership Interest to the Acquirer unless such sale is approved by a Supermajority Vote.

            (d) (i) The Managing Partner shall have the right, but shall not be obligated, at any time prior to the date specified on the Information Appendix (the "Offer Expiration Date"), to sell that portion of its Partnership Interest set forth on the Information Appendix (the "Excess Interest") to the Entities (or Subsidiaries of such Entities) listed on the Information Appendix (the "Potential Partners"), subject to the following conditions:

               (A) The Percentage Interest of each Potential Partner which purchases a portion of the Excess Interest shall be as set forth on the Information Appendix for such Potential Partner and the Percentage Interest of the Managing Partner shall be correspondingly reduced;

               (B) The Deemed Initial Capital Contribution of a Potential Partner shall be as set forth on the Information Appendix for such Potential Partner;

               (C) The purchase price for each sale to a Potential Partner shall be payable in cash and shall be the product of the Deemed Initial Capital Contribution of such Potential Partner (as set forth on the Information Appendix) times the percentage of the Initial Capital Contributions of all existing Partners which have been contributed by the existing Partners as of the date of the sale to the Potential Partner;

               (D) A Potential Partner which purchases a Percentage Interest shall succeed to the obligation of the Managing Partner to make its Initial Capital Contribution to the extent of the Deemed Initial Capital Contribution less the purchase price paid to the Managing Partner pursuant to paragraph (C) above, and the Initial Capital Contribution of the Managing Partner shall be correspondingly reduced; and

               (E) Each Potential Partner shall become a Partner by delivering to the Partnership (which shall promptly send notice thereof to the other Partners) a counterpart signature page to this Agreement and shall deliver to the Partnership a Parent Undertaking by its Parent (if any). No further action by the Partnership or the Partners shall be required for such Potential Partner to become a party to this Agreement.

            (ii) If any portion of the Excess Interest remains unsold to the Potential Partners after the Offer Expiration Date, the Managing Partner shall, within ten Business Days after the Offer Expiration Date, offer to sell the unsold portion of the Excess Interest to the other Partners. The purchase price for any portion of the Excess Interest shall be the same as the purchase price which would have been payable by the Potential Partners pursuant to clause (i)
(C) above for such portion of the Excess Interest, but, in addition, the Purchasing Partners (as that term is defined below) shall pay interest on such purchase price at the rate of 10% per annum from the date of this Agreement to the date such purchase price is paid. If a Partner desires to accept such offer as to at least its Pro Rata portion of the unsold Excess Interest, such Partner (a "Purchasing Partner") shall, within fourteen days of receipt of such offer, notify the Managing Partner and each other Partner of its intention to acquire its full Pro Rata portion of the unsold portion of the Excess Interest. If a Partner does not elect to acquire its Pro Rata portion of the unsold portion of the Excess Interest, the Managing Partner shall notify the Purchasing

Partners of the portion of the Excess Interest remaining, and each Purchasing Partner shall then have ten days after the later of receipt of such notice and the expiration of the fourteen day period described above to notify the Managing Partner of its intention to acquire such unacquired portion of the Excess Interest (the "Unpurchased Portion") (and, if more than one Purchasing Partner notifies the Managing Partner of its willingness to purchase the Unpurchased Portion then, unless otherwise agreed by such Purchasing Partners, the Unpurchased Portion shall be allocated among the Purchasing Partners who have so notified the Managing Partner Pro Rata). The closing of the sale of the unsold portion of the Excess Interest to the Purchasing Partners shall occur and be conducted in accordance with the provisions of Section 5.9 hereof. The Managing Partner shall, subject to the provisions of this Agreement, retain that portion of the Excess Interest which is not sold to Potential Partners or to Purchasing Partners.

            5.3 Rollup Provisions.

            (a) Subject to Section 5.3(b) below, but notwithstanding any other provision herein, at any time after the third anniversary of the date hereof, any Partner (the "Rollup Partner"), with the consent of TCGI, which may be withheld in TCGI's sole discretion, may transfer (or permit an Indirect Transfer of) all or any part of its Partnership Interest to TCGI for stock of TCGI or cash. The terms and conditions of such transfer, including the amount of stock of TCGI or cash to be received by the transferring Partner, shall be determined between the transferring Partner and TCGI; provided, however, that TCGI shall not be obligated to accept any such transfer, and TCGI shall have no liability with respect to such negotiations or for failure to reach agreement with respect thereto for any reason whatsoever.

            (b) No Partner may transfer (or permit an Indirect Transfer of) all or any part of its Partnership Interest to TCGI, unless TCGI shall first have delivered a written offer (the "Rollup Offer") to each other Partner to purchase (directly or by an Indirect Transfer) all or part of such Partner's Partnership Interest on the same terms and in the same proportion as TCGI has agreed to purchase the Rollup Partner's Partnership Interest (based on the respective Percentage Interests, immediately prior to such rollup, of all Partners (including the Rollup Partner) who desire to participate in such rollup). Each Partner that desires to participate in such rollup shall give notice to TCGI (and deliver a copy thereof to each other Partner) of its election (a "Rollup Election") to sell to TCGI the portion of its Partnership Interest to be determined as described above on the terms and conditions applicable to the proposed sale by the Rollup Partner (including the per Percentage Interest consideration proposed to be paid to the Rollup Partner). The right to make a Rollup Election shall terminate if notice thereof has not been given to TCGI and each other Partner by the twentieth Business Day after receipt of the Rollup Offer.

            (c) Any transfer pursuant to this Section 5.3 shall be exempt from the restrictions contained in the other Sections of this Article 5.

            (d) If subsequent to any Rollup pursuant to this Article, TCGI offers to redeem all or a part of the stock of any Rollup Partner, TCGI shall offer to redeem all or part of each other Rollup Partner's stock on the same terms and in the same proportion.

            5.4 Right of First Refusal.

            (a) If, other than pursuant to Section 5.2, 5.3 or 5.5 hereof, any Partner (the "Selling Partner"), at any time after the third anniversary of the date hereof, desires to sell all, but not less than all, of its Partnership Interest, whether by sale of such Partnership Interest, sale of all of the equity interests of such Selling Partner, or the sale of equity interests of an Entity that would result in a Change in Control of the Selling Partner (in each such case, the portion thereof consisting of the Partnership Interest only being the "Offered Interest"), to an unaffiliated third party offeror who has made a bona fide written offer to purchase the Offered Interest (or assets of which the Partnership Interest forms a part) and who is financially capable of consummating such purchase (the "Offeror"), it shall deliver to the other Partners a notice (a "Notice of Sale") of its intention to sell the Offered Interest to the Offeror. The Notice of Sale shall include the economic terms and conditions of such sale, including the name of the Offeror and controlling owners, principal officers and directors (subject to any legal or contractual restrictions on the disclosure of such identity) and the price for the Offered Interest and shall contain the Selling Partner's offer to sell the Offered Interest to the other Partners on such terms and conditions. If the offer from the Offeror is given or received in connection with a transaction pursuant to which assets or ownership interests in addition to the Offered Interest are proposed to be disposed of (including, without limitation, pursuant to an Indirect Transfer), the Notice of Sale shall also contain the Selling Partner's good faith estimate, based on reasonable allocation and attribution methods, of the portion of the aggregate consideration for the assets or ownership interests to be disposed of which is reasonably allocated to the Offered Interest, which shall be the purchase price for the Offered Interest (which price shall, unless otherwise agreed by the Electing Partners (as defined below), be payable in cash). The
non-Selling Partners shall enter into appropriate confidentiality agreements as reasonably requested by the Selling Partner in connection with the offer from the Offeror and the information contained in the Notice of Sale. If a non-Selling Partner desires to accept such offer as to at least its Pro Rata portion of the Offered Interest, such Partner (an "Electing Partner") shall, within fourteen days of receipt of such Notice of Sale, notify the Selling Partner of its intention to acquire its full Pro Rata portion of the Offered Interest and deliver a copy of such notice to each other non-Selling Partner. If a non-Selling Partner does not elect to acquire its Pro Rata portion of the Offered Interest, the Selling Partner shall notify the Electing Partners of the portion of the Offered Interest remaining, and each Electing Partner shall then have ten days after the later of receipt of such notice and the expiration of the fourteen day period described above to notify the Selling Partner of its intention to acquire such unacquired portion of the Offered Interest (the "Uncommitted Portion") (and, if more than one Electing Partner notifies the Selling Partner of its willingness to purchase the Uncommitted Portion then, unless otherwise agreed by such Electing Partners, the Uncommitted Portion shall be allocated among the Electing Partners who have so notified the Selling Partner Pro Rata). The Electing Partners shall have ninety days after the termination of the foregoing procedure to enter into a binding agreement with the Selling Partner to acquire all of the Offered Interest on the economic terms and conditions set forth in the Notice of Sale; provided, however, that if the purchase price set forth in the Notice of Sale is not all cash, the Selling Partner and the Electing Partners shall negotiate in good faith as to the value of the non-cash consideration, and the Electing Partners shall have the right to pay the purchase price for the Offered Interest all in cash. The Selling Partner and the Electing Partners shall negotiate in good faith to enter into a binding agreement with respect to the sale of the Offered Interest, which binding agreement shall contain:

          (i) the representation and warranty of the Selling Partner that the Electing Partners will receive good and valid title to the Offered Interest, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as set forth in this Agreement or otherwise applicable to all of the Partnership Interests and except for governmental, regulatory and other third party consents and approvals required for transfers of partnership interests generally;

          (ii) the following conditions to the closing of such sale:

               (A) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, shall have expired or been terminated;

               (B) all governmental approvals and other third party consents expressly required with respect to the transactions to be consummated at such closing shall have been obtained, to the extent the failure to obtain such approvals or consents would prevent the Selling Partner from performing any of its material obligations under the transaction documents or would result in any materially adverse change in, or materially adverse effect on, the business, assets, results of operations, financial condition or prospects of the Partnership and the Entities controlled by the Partnership taken as a whole;

               (C) there shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of the transactions to be consummated at such closing; and

               (D) the representation and warranty of the Selling Partner contemplated by clause (i) of this sentence shall be true and correct at the closing of such sale with the same force and effect as if then made; and

          (iii) such other representations, warranties, conditions and indemnifications as may be agreed upon by the Selling Partner and the Electing Partners.

            (b) If non-Selling Partners do not notify the Selling Partner of their intention to acquire, in the aggregate, all the Offered Interest within the period set forth in Section 5.4(a) hereof or if a binding agreement to purchase all of the Offered Interest covered by the Notice of Sale is not entered into within the ninety day period set forth in Section 5.4(a) hereof for any reason other than a violation of this Section 5.4 or wrongful acts or willful bad faith on the part of the Selling Partner, or if a purchase covered by such a binding agreement is not consummated within the period provided in
Section 5.9 hereof, for any reason other than a breach by the Selling Partner of any of its covenants, representations or warranties in such binding agreement that are a condition to consummation of such purchase, the Selling Partner shall have the right, at any time during the six month period after the expiration of the relevant period, to close on a sale of all of the Offered Interest to the Offeror on economic terms and conditions no less favorable in the aggregate to the Selling Partner than those set forth in the Notice of Sale. The Selling Partner shall, as promptly as practicable and prior to the closing of such sale, provide to the other Partners a copy of the agreement for the sale of the Offered Interest so as to permit the non-Selling Partners to confirm for themselves that the economic terms and conditions of such sale are not less favorable in the aggregate to the Selling Partner than those set forth in the Notice of Sale. If the Selling Partner does not close the sale of the Offered Interest to the Offeror during such six month period, the procedure set forth above with respect to the Notice of Sale shall be repeated with respect to any subsequent proposed sale of the Partnership Interest of the Selling Partner (whether by sale of such Partnership Interest, sale of all of the equity interests of such Selling Partner, or the sale of equity interests of an Entity that would result in a Change in Control of the Selling Partner).

            (c) In furtherance of the rights set forth in this Section, each Partner and the Partnership agree that, following receipt of notice that a Selling Partner desires to sell an Offered Interest to a potential Offeror and upon execution by such potential Offeror of a letter of intent and a confidentiality agreement in form and substance reasonably satisfactory to the Managing Partner, at reasonable times and without interfering with the business or operations of the Partnership, the Managing Partner will take all necessary action to:

               (i) provide to such potential Offeror and its employees and agents reasonable access to all books and records of the Partnership and any and all reports, budgets, proposals or other written material prepared by or on behalf of the Partnership;

               (ii) make the officers and employees of the Partnership available for meetings with such potential Offeror and its employees and agents;

               (iii) permit on-site visits to the Partnership's facilities by such potential Offeror and its employees and agents;

               (iv) provide full and free access to a data room to such potential Offeror and its employees and agents;

               (v) assist the Selling Partner in obtaining all necessary consents to any disposition of the Offered Interest; and

               (vi) assist in the preparation of any descriptive memoranda or other sales materials relating to the Partnership and give the Selling Partner the right to share such information with such potential Offeror and its employees and agents;

provided that in each case, the Selling Partner agrees to reimburse the Partnership and the other Partners for any out of pocket expenses incurred by them in connection with the foregoing actions. Notwithstanding the foregoing, if non-Selling Partners have timely notified the Selling Partner pursuant to
Section 5.4(a) hereof of their intention to acquire all of the Offered Interest, then the Partnership and the Partners shall not be obligated to comply with the covenants contained in this Section 5.4(c) during the period that a binding agreement for such acquisition is being negotiated or thereafter (subject to such binding agreement being executed and the closing thereunder occurring within the applicable time limitations set forth in Sections 5.4(a) and 5.9 hereof).

            5.5 Purchases by the Partnership or its Assignee.

            (a) If, after the consummation of any rollup transaction pursuant to the provisions of Section 5.3(a) and (b) above, Partners (the "Minority Partners") other than TCP, TCGI and their Controlled Affiliates hold in the aggregate no more than 10% of the outstanding Percentage Interests, then the Partnership (or any Entity to which the Partnership assigns such right) shall have the right at any time thereafter to purchase all, but not less than all, of the Partnership Interests of the Minority Partners for a purchase price equal to the Fair Market Value of such Partnership Interests determined in accordance with the appraisal process provided in Section 5.8 hereof.

            (b) The Partnership shall have the right at any time to purchase all, but not less than all, of the Partnership Interest of any Partner the Percentage Interest of which is 3% or less of the outstanding Percentage Interests for a purchase price equal to the Fair Market Value of such Partnership Interest determined in accordance with the appraisal process provided in Section 5.8 hereof.

            (c) If a Partner, which had the right pursuant to Section 5.2(c) above to sell its Partnership Interest (or would have had such right except that the Acquirer (as that term is defined in Section 5.2(c) hereof) is Engaged in the Exclusive Business in the Business Area), elects not to do so or is prevented from doing so pursuant to the proviso to the first sentence of Section 5.2(c) hereof, and as a result thereof neither such Partner nor any Affiliate of such Partner is a party to a fiber lease agreement or other agreement for the use of fiber optic telecommunications facilities with the Partnership, then the Partnership shall have the right, at any time after the date which is ninety days after the consummation of the sale described in Section 5.2(c) hereof, to purchase all, but not less than all, of the Partnership Interest of such Partner for a purchase price equal to the greater of (i) 90% of the Fair Market Value of such Partnership Interest determined in accordance with the appraisal process provided in Section 5.8 hereof; or (ii) 100% of the Fair Market Value of such Partnership Interest determined in accordance with the appraisal process provided in Section 5.8 hereof, if the Acquirer is prohibited by law from acquiring the Partner's Partnership Interest; provided, however, that if the acquisition by the Acquirer described in Section 5.2(c) occurs after the third anniversary of the date hereof and if prior to the end of such ninety day period, such Partner receives an offer from an Offeror (as described in Section 5.4(a)) other than the Acquirer, then the provisions of Section 5.4 shall apply and the provisions of this Section 5.5(c) shall only apply to that portion of the Offered Interest, if any, which remains after completion of the application of Section 5.4.

            5.6 Put Rights

            (a) If the Partners decide pursuant to Section 3.5(b) to merge or consolidate with another Entity and the Partnership is not the surviving Entity, each Partner which voted against such merger or consolidation shall have the right for thirty days after such vote to require that the Partnership (or its designee) purchase all of such Partner's Partnership Interest on the terms set forth in this Section. Such put shall be exercisable by delivery within such thirty day period to the Partnership of notice of exercise by such Partner. The purchase price to be paid to such Partner for its Partnership Interest pursuant to this Section shall be paid in cash and shall equal the Fair Market Value of such Partner's Partnership Interest as determined in accordance with the provisions of Section 5.8 hereof. The closing of the purchase and sale of such Partner's Partnership Interest shall occur and be conducted in accordance with the provisions of Section 5.9 hereof.

            (b) Beginning on the fourth anniversary of the date hereof, and annually thereafter, if there is no more than one Partner other than TCP, TCGI and their Parents and Controlled Affiliates (the "Minority Partner"), the Minority Partner may, by giving written notice within ten business days of such anniversary date, require the Partnership to purchase all, but not less than all, of such Minority Partner's Partnership Interest for a purchase price equal to the Fair Market Value of such Partnership Interest determined in accordance with the appraisal process provided in Section 5.8 hereof. The closing of the purchase and sale of such Minority Partner's Partnership

Interest shall occur and be conducted in accordance with the provisions of
Article 5.9 hereof; provided, however, that in no event shall the closing take place prior to ninety days after the date of the notice.

            5.7 Prohibited Transfers. Notwithstanding any provision to the contrary in this Article 5, except pursuant to a transaction contemplated by
Section 5.3, no Partner may transfer any Partnership Interest if the interest sought to be transferred, when added to the total of all other Partnership Interests transferred within a period of twelve consecutive months prior thereto, equals or exceeds 50% of the aggregate of all Partnership Interests, except with the prior written consent of all of the other Partners. A transfer of the equity interests in a Partner which is a corporation or in an Entity of which such Partner is a direct or indirect corporate Subsidiary shall not constitute a transfer prohibited by, or taken into consideration in determining the applicability of, this Section.

            5.8 Appraisal Process. The Fair Market Value of a Partner's Partnership Interest for purposes of this Agreement shall be determined as follows:

               (a) The Partners shall endeavor to agree upon such Fair Market Value.

               (b) If the Partners fail to agree within thirty Business Days after the date of the occurrence of the event necessitating valuation of the Partner's Partnership Interest, then the Fair Market Value of such Partnership Interest shall be determined by independent appraisal, such appraisal to be made by a qualified appraiser selected by the Partner whose Partnership Interest is being appraised (the "Appraisal Partner") and the Partners holding a majority in Percentage Interests (excluding the Percentage Interest of the Appraisal Partner). If the Partners have not agreed on the selection of an appraiser within five Business Days after the expiration of such thirty Business Day period, then the Appraisal Partner shall select one appraiser and the Partners holding a majority in Percentage Interests (excluding the Percentage Interest of the Appraisal Partner) shall select a second appraiser, such selections to be made promptly and in any event within ten Business Days after the expiration of the foregoing five Business Day period. (If only one appraiser is timely selected within such ten Business Day period, the appraisal shall be made solely by such timely-selected appraiser.) The appraiser, or each appraiser in the event of more than one appraiser, shall submit its determination of the Fair Market Value of the Appraisal Partner's Partnership Interest within forty-five Business Days of the date of its selection. If there are two appraisers and their respective determinations of such Fair Market Value vary by 10% or less of the higher of such determinations, the Fair Market Value of the Appraisal Partner's Partnership Interest shall be the average of the two determinations. If such determinations vary by more than 10% of the higher of such determinations, the determination of the Fair Market Value of the Appraisal Partner's Partnership Interest shall be decided by arbitration by the office of the American Arbitration Association located in or nearest to the Business Area in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

               (c) Any determination of Fair Market Value pursuant to this
               Section 5.8 shall be final and binding on the Partners. No appraiser selected pursuant to Section 5.8(b) shall be affiliated with any Partner and each shall be an investment banker or other qualified person with prior experience in appraising businesses comparable to the business of the Partnership. The fees and expenses of any appraisers or arbitrators shall be paid by the Partnership.

            5.9 Closing of any Permitted Transfer. Unless otherwise agreed between the buyer and seller, the closing of a purchase and sale of a Partnership Interest permitted by this Agreement (other than pursuant to Section 5.4(b) or Section 5.2(c)) shall take place at the offices of the Partnership on or before the thirtieth day after the later of:

               (a) the completion of the appraisal process, if applicable;

               (b) the expiration or termination of all applicable governmental waiting periods;

               (c) the receipt of all necessary governmental consents needed to approve the transactions contemplated herein, which consents have not been reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and the time for the issuer of such consent to set aside the action on its own motion have expired;

               (d) the receipt of all material third party consents needed to approve the transactions contemplated herein; and

               (e) the termination of any applicable preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting the consummation of such purchase and sale.

At said closing, the purchaser shall pay the total purchase price against the seller's delivery to the purchaser of instruments representing or evidencing the Partnership Interest purchased, all duly endorsed and accompanied by assignments as are sufficient to effect due transfer of the ownership of such interest to the purchaser.

            5.10 Remedies. No actual or purported disposition of any Partnership Interest (or any portion thereof), nor any right thereto, whether voluntary or involuntary, direct or indirect, in violation of any provision of this Agreement shall be valid or effective to grant any Entity any right, title or interest in or to such Partnership Interest (or portion thereof). The transferor of any Partnership Interest (or portion thereof) disposed of in violation of any provision of this Agreement, until such disposition or purported disposition shall have been rescinded, shall not be entitled to exercise any of the rights of a Partner or to receive any Distributions from the Partnership from and after the date of such disposition or purported disposition or failure to comply, as the case may be. Notwithstanding the foregoing, to the extent that a Partner would have been entitled to Partnership Distributions but for the preceding provisions of this Section, if and when such disposition or purported disposition shall be rescinded or such failure to comply shall be cured, such Partner shall be entitled to receive all such Partnership Distributions (but no interest shall be paid thereon with respect to the period between the date on which such Partnership Distributions would have been made but for this Section and the date they are actually made).

ARTICLE 6:      BOOKS AND RECORDS; ACCOUNTING; FISCAL YEAR

            6.1 Books and Records. The Managing Partner shall keep, or cause to be kept by the Manager pursuant to the Management Services Agreement, current and complete records and books of account in which shall be entered fully and accurately all transactions of the Partnership. The books of the Partnership shall be kept on an accrual basis of accounting and in accordance with generally accepted accounting principles consistently applied. The Partnership's books and records shall be maintained at the principal offices of the Managing Partner and shall be available for inspection and copying by the Partners or their duly authorized representatives during normal business hours.

            6.2 Financial Statements. The Managing Partner shall cause to be delivered to each Partner the following financial statements prepared, in each case, in accordance with generally accepted accounting principles consistently applied (and, if required by any Partner for purposes of reporting under the Securities Exchange Act of 1934, Regulation S-X):

            (a) Promptly upon availability, but in any event within thirty days of the end of each month, (i) a balance sheet as of the end of such month; and
(ii) the related statements of income or loss, Partner's capital (deficiency), and cash flows for the interim period through the end of such month and for the month then ended, and setting forth in each case in comparative form the figures for such previous fiscal periods as any Partner may reasonably request and comparisons to budget;

            (b) Promptly upon availability but in any event within forty days of the end of each quarter, (i) a balance sheet as of the end of such quarter; and
(ii) the related statements of income or loss, Partner's capital (deficiency), and of cash flows for the interim period through the end of such quarter and for the quarter then ended, and setting forth in each in comparative form the figures for such previous fiscal periods as any Partner may reasonably request and comparisons to budget;

            (c) Promptly upon availability, but in any event within eighty-five days of the end of each Fiscal Year, a balance sheet of the Partnership as of the end of such Fiscal Year, and the related statements of income or loss, Partner's capital (deficiency) and cash flows for such Fiscal Year, all in reasonable detail with appropriate notes to such financial statements and supporting schedules, setting forth in each case in comparative form the figures for the previous year, which financial statements may, at the option of the Managing Partner, be certified by a nationally recognized accounting firm;

            (d) Together with the annual statements required pursuant to Section 6.2(c) above, a report of the Net Profit or Net Loss and Distributions, if any, for such Fiscal Year, a schedule setting forth each Partner's Capital Account as at the end of the period covered by such statements and a Schedule K-1 for each Partner, a copy of the Partnership's federal and state tax returns and other information required by applicable tax regulations or necessary for each Partner to prepare its federal, state and local tax returns; and

            (e) With reasonable promptness, such other financial information or reports as any Partner may reasonably request from time to time.

            6.3 Bank Accounts. The Partnership shall maintain bank accounts in such banks or institutions as the Managing Partner from time to time shall select, and such accounts shall be drawn upon by check signed by such person or persons, and in such manner, as may be designated by the Managing Partner. All moneys of the Partnership shall be deposited in the bank or other financial institution account or accounts of the Partnership. Partnership funds shall not be commingled with those of any other Entity without the consent of all Partners.

            6.4 Fiscal Year. The Partnership's fiscal year for income tax purposes and for financial and partnership accounting purposes shall be the Fiscal Year.

ARTICLE 7:      OTHER BUSINESS ACTIVITIES

            7.1 Conduct of Exclusive Business in Business Area.

            (a) Except as expressly permitted in this Article 7 or in the Information Appendix, for so long as it is a Partner and, and unless it ceases to be a Partner as a result of a purchase of its Partnership Interest pursuant to Section 5.5 hereof, for three years after it ceases to be a Partner (but in no event beyond the expiration or earlier termination of this Agreement), no Partner shall Engage, or permit its Controlled Affiliates to Engage, in the Business Area in an activity encompassed in the Exclusive Business without having first offered to the Partnership (outside of the Budget process) the opportunity to Engage, in lieu of such Partner or Controlled Affiliate, in such activity (the "Offer"), which offer shall set forth in reasonable detail the nature and scope of the activity proposed to be Engaged in. The Partnership shall have thirty days from its receipt of the Offer to accept or reject it. If the Partnership fails to accept the Offer within such thirty day period, it shall be deemed to have rejected the Offer, and the offering Partner or its Controlled Affiliate shall be permitted to Engage in such activity in the Business Area. If the Partnership accepts the Offer, the offering Partner and its Controlled Affiliates shall not Engage in such activity in the Business Area; provided, however, that if the Partnership accepts the Offer but does not within a reasonable period of time after such acceptance take reasonable steps to commence such activity, other than as a result of a violation of this Agreement or wrongful acts or willful bad faith on the part of the offering Partner, or any of its Controlled Affiliates, the offering Partner or its Controlled Affiliate, as the case may be, shall be permitted to Engage in such activity. If the offering Partner or Controlled Affiliate does not take reasonable steps to commence such activity within a reasonable period of time after acquiring the right to do so, it shall lose its right to Engage in such activity, and, thereafter, be required to reoffer the opportunity to do so to the Partnership in accordance with, and shall otherwise comply with, the foregoing provisions of this Section 7.1. The foregoing to the contrary notwithstanding, TCP shall not be subject to the restrictions set forth in this Section 7.1(a) after it ceases to be a Partner if it has sold its Partnership Interest after being removed as the Managing Partner pursuant to
Section 3.2(d) hereof. It is the Partners' good faith intent that the Partnership shall be the primary vehicle for the conduct of the Exclusive Business in the Business Area, and it is contemplated that this provision will be utilized by a Partner or its Controlled Affiliates only under unusual or exceptional circumstances and not for the purpose of avoiding or subverting the purposes and intent of this Agreement. If the Partnership determines not to accept an Offer, the Partner making the Offer shall use its best efforts to negotiate, or, if the Offer was made by a Controlled Affiliate of a Partner, such Partner shall use its best efforts to cause such Controlled Affiliate to negotiate, agreements with the Partnership, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership, alone or jointly with such Partner or its Controlled Affiliates, would provide appropriate service to customers in the locations in which the activity described in the Offer is conducted.

            (b) If the Partnership does not accept an Offer pursuant to Section 7.1(a) above, it shall have the right, by notice given to the Partner or its Controlled Affiliate on the third anniversary of its rejection of such Offer or within thirty days thereafter, to require that such Partner or Controlled Affiliate negotiate in good faith with the Partnership for the sale to the Partnership at the greater of fair market value or cost of the assets and business comprising such activity or, at the option of such Partner or Controlled Affiliate, of the stock or other equity interests in the Entity Engaged exclusively in such activity (and may concurrently suggest, without any obligation on the part of the Partnership, alternative transaction structures such as joint ventures and management contracts). If such negotiations are not successful, the parties to such negotiations shall, at the request of the Partnership, use their best efforts to negotiate agreements with the Partnership, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership, alone or jointly with such Partner or its Controlled Affiliates, would provide appropriate service to customers in the locations in which such activity is conducted. The parties shall not, however, be obligated to negotiate pursuant to this Section 7.1(b) for more than ninety days in any twelve month period. Neither the Partner nor its Controlled Affiliate shall enter into any agreement or arrangement in connection with such activity, other than rights of first refusal, rights of first negotiation and similar arrangements, which would prevent it from selling the assets and business Engaged in such activity or the stock or other equity interests of the Entity Engaged exclusively in such activity pursuant to this Section 7.1(b).

            (c) Notwithstanding the foregoing, a Partner and its Controlled Affiliates shall be permitted, directly or indirectly, now or in the future, to do any of the following without being required to follow the procedures set forth in Section 7.1(a) above:

            (i) to conduct any activity included in the Exclusive Business in the Business Area which is a necessary component of the conduct of, incidental to, or encompasses the provision of transport for any business other than an Exclusive Business by the Partner or its Controlled Affiliates in the Business Area, or to enter into an arrangement with an independent third party for the provision of any services included in such Exclusive Business in the Business Area which is a necessary component of the conduct of, incidental to, or encompasses the provision of transport for such business other than an Exclusive Business, so long as, in each case, the Partner or such Controlled Affiliate shall first use its best efforts to negotiate agreements with the Partnership, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership would provide such services included in such Exclusive Business in the Business Area on terms no less favorable to the Partner or such Controlled Affiliate as the Partner or such Controlled Affiliate could obtain from an independent third party or could provide for itself; and

            (ii) to provide internal communications and internal telephone services, including, without limitation, owning and operating telephone switching equipment, to a Partner and its Affiliates and to tenants of buildings for which a Partner or an Affiliate acts as the landlord in the Business Area.

            7.2 Exceptions for Certain Transactions. Each Partner and its Controlled Affiliates shall be permitted to do any of the following without being obligated to make an Offer to the Partnership pursuant to 7.1:

            (a) invest in companies that are Engaged in the Exclusive Business in the Business Area where such investments are incidental to investments in public companies and constitute less than 10% of the outstanding securities and voting interest of such companies;

            (b) acquire companies an incidental portion of the business of which (such portion being deemed to be incidental if the assets, revenues and income relating to the Exclusive Business are less than 10% of the assets, revenues and income, respectively, of the company being acquired and if the assets relating to such Exclusive Business have a fair market value of less than $5,000,000) is encompassed in the Exclusive Business in the Business Area; and

            (c) sell, transfer or otherwise dispose of any investment made pursuant to clause 7.2(a) above or the stock, assets or business of any company acquired pursuant to clause 7.2(b) above.

            7.3 Existing Activities. Notwithstanding anything to the contrary in this Article 7, a Partner and/or its Controlled Affiliate which are listed in the Information Appendix as being Engaged in a specified activity or activities encompassed in the Exclusive Business in the Business Area on the effective date hereof (or, if later, on the date such Partner becomes a Partner) shall be permitted to continue to Engage in such activity or activities; provided, however, that such Partner or its Controlled Affiliate, as the case may be, shall not materially expand or increase such activity or activities from that described in the Information Appendix; and provided, further, that such Partner shall use its best efforts to negotiate, or cause such Controlled Affiliates to negotiate, agreements with the Partnership, which are reasonable in the independent judgment of both parties, pursuant to which the Partnership would conduct such activity or activities on terms no less favorable to the Partner or such Controlled Affiliate as the Partner or such Controlled Affiliate could obtain from an independent third party or could provide for itself.

            7.4 Prohibited Transactions. Notwithstanding any provision to the contrary in this Agreement, no Partner shall, nor shall any Partner permit its Controlled Affiliates to, Engage in the Exclusive Business in the Business Area with any Entity which is not a Controlled Affiliate of such Partner or of any

Controlled Affiliate of such Partner, except as expressly permitted in Section 7.1(c)(i).

            7.5 Controlled Affiliates. Any breach by a Controlled Affiliate of a Partner of the provisions of this Article 7 shall be deemed to be a breach by such Partner.

            7.6 Services Offered by the Partnership. If the Partnership provides any services to a Partner or an Affiliate of a Partner, the Partnership shall offer the same services on the same terms and conditions to each other Partner and its Affiliates.

            7.7 Retail Switching Business. A Partner and its Controlled Affiliates, other than TCP and its Controlled Affiliates for as long as TCP is the Manager, shall be permitted to Engage in the Retail Switching Business, and any other Switching Business not specifically set forth in clauses (c) and (e) of the definition of Exclusive Business, without being required to follow the procedures set forth in Section 7.1 above. However, prior to Engaging in the Retail Switching Business, such Partner shall, or shall cause its Controlled Affiliate to, enter into a Reciprocal Resale Agreement which shall contain, among other terms reasonably acceptable to the Partnership and such Partner or Controlled Affiliate, the following provisions:

            (a) As soon as a customer, which is not already a Partner Customer (as that term is defined in paragraph (b) below), obtains any service from the Partnership (including, without limitation, any Partnership service resold by an interexchange carrier) and for so long as such customer continues to obtain service from the Partnership, such customer shall be deemed to be a "TCG Customer" for the purpose of the sales representation provisions of the Reciprocal Resale Agreement.

            (b) As soon as a customer, which is not already a TCG Customer (as that term is defined in paragraph (a) above), obtains any Retail Switching Business, video telephony or wireless telephony services (collectively, "Special Services") from the Partner or its Controlled Affiliate in the Business Area and for so long as such customer continues to obtain such services from the Partner or its Controlled Affiliate, such customer shall be deemed to be a "Partner Customer" for the purpose of the sales representation provisions of the Reciprocal Resale Agreement.

            (c) The Partnership shall be the exclusive sales representative for selling the Partner's or its Controlled Affiliate's Special Services to TCG Customers, and the Partner or its Controlled Affiliate shall be the exclusive sales representative for selling the Partnership's services to Partner

Customers; provided, however, that, notwithstanding the exclusivity provisions of the Reciprocal Resale Agreement, the Partnership, the Partner or the Controlled Affiliate shall be permitted to enter into reseller arrangements (whether exclusive or non-exclusive) with interexchange carriers which arrangements permit the interexchange carriers to resell the services of the Partnership, the Partner or the Controlled Affiliate, as the case may be.

ARTICLE 8:      DISSOLUTION

            8.1 Causes of Dissolution. To the extent permitted by the Act, the dissolution of the Partnership shall occur only upon the occurrence of any of the following events:

            (a) The sale, or taking by eminent domain, of all or substantially all of the assets of the Partnership;

            (b) A legal or regulatory determination, or the revocation or non-renewal of any franchise or license held by the Partnership which revocation or non-renewal is not subject to further governmental or judicial review and which, in any such case, renders it unlawful or impossible for the Partnership to conduct all or substantially all of the Exclusive Business in the Business Area;

            (c) The expiration of the term of this Agreement;

or

            (d) The agreement of the Partners in accordance with Section 3.5 to dissolve the Partnership.

Upon a dissolution, unless the Partners agree to continue the business of the Partnership pursuant to Section 8.3, no further business shall be done in the Partnership's name, except for the taking of such action as shall be necessary for the performance and discharge of the Partnership's obligations, the winding-up of its affairs and the liquidation and distribution of its assets in accordance with the provisions hereof.

            8.2 Winding Up and Liquidation.

            (a) Upon dissolution, subject to Section 8.3, the Partnership's affairs shall be wound up by the Managing Partner and its property liquidated as rapidly as business circumstances will permit, and the Partners shall, subject to any provisions of law or of any other applicable agreement, make Distributions in the following manner and order:

            (i) To payment and discharge of the claims of all creditors of the Partnership who are not Partners or Affiliates of Partners;

            (ii) To payment and discharge of the claims of all creditors of the Partnership who are Partners or Affiliates of Partners pro rata in accordance with the amounts of such claims;

            (iii) To creation of reasonable cash reserves for the payment of any taxes, expenses or liabilities, contingent or otherwise; and

            (iv) To the Partners in accordance with their Capital Accounts; provided, however, that Distributions made pursuant to this Section 8.2(a)(iv) shall be made in accordance with the time requirements set forth in Regulations
Section 1.704-1(b)(2)(ii)(b)(2).

            (b) Upon liquidation of the Partnership, if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, Distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulations Section 1.704- 1(b)(2)(ii)(b)(3).

            8.3 Continuation of the Partnership. Upon the dissolution of the Partnership, the Partners, by a Supermajority Vote, may decide to continue the business of the Partnership pursuant to this Agreement.

            8.4 No Withdrawal. Except as otherwise expressly provided in this Agreement, no Partner may withdraw from the Partnership without the consent of all of the other Partners.

ARTICLE 9:      EVENTS OF DEFAULT AND REMEDIES

            9.1 Events of Default. An "Event of Default" shall be considered to have occurred with respect to a Partner (a "Defaulting Partner") if:

               (a) such Partner sells, assigns, transfers, grants a participation in, pledges, encumbers or otherwise conveys all or any part of its Partnership Interest, except as permitted by this Agreement; provided, however, that no Event of Default shall be considered to have occurred for thirty days following the involuntary encumbrance of all or any part of such

          Partnership Interest if during such thirty day period such Partner acts diligently to, and does, remove any such encumbrance, including, but not limited to, effecting the posting of a bond to prevent foreclosure where necessary;

               (b) an Initial Capital Payment Default (as that term is defined in Section 4.3(a)(i)) occurs with respect to such Partner and the related call of the installment of the Initial Capital Contribution in respect of which the Initial Capital Payment Default occurred is not rescinded pursuant to Section 4.3(b)(i);

               (c) such Partner fails to perform or violates any other material term or condition of this Agreement and such failure or violation continues for thirty days after written notice thereof has been given to such Partner by the Remedies Partner;

               (d) such Partner institutes proceedings of any nature under the Federal Bankruptcy Code, or any similar state or Federal law for the relief of debtors (a "Bankruptcy Law"), wherein such Partner seeks relief as a debtor; such Partner makes a general assignment for the benefit of creditors; or such Partner has instituted against it proceedings under any section of any Bankruptcy Law, which proceedings are not dismissed, stayed or discharged within sixty days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceedings (such Partner may be referred to hereinafter as a "Bankrupt Partner"); or

               (e) such Partner otherwise causes the dissolution of the Partnership in contravention of this Agreement.

            9.2  Remedies.

            (a) Upon the occurrence and during the continuance of an Event of Default with respect to a Defaulting Partner, the Remedies Partner may elect:

               (i) with the approval of those Partners who are not Defaulting Partners ("non-Defaulting Partners") with an aggregate Percentage Interest constituting not less than a majority of the sum of the Percentage Interests of all non-Defaulting Partners, to cause the Partnership, or its designee(s), to purchase the Partnership Interest of such Defaulting Partner pursuant to Section 9.3; or

               (ii) to seek to enjoin such default or to obtain specific performance of a Defaulting Partner's (or the applicable Controlled Affiliate's) obligations or to seek Damages (as defined and subject to the limitations specified below) or both.

provided, however, that, with respect to an Event of Default arising under
Section 9.1(b) above, if there is more than one Defaulting Partner, the Remedies Partner shall make the same election with respect to each such Defaulting Partner.

            (b) The election of a remedy specified in clause 9.2(a)(i) or (ii) above may be exercised by notice given to the Defaulting Partner (x), in the case of an Event of Default specified in clause (b) of Section 9.1, at any time, or (y), in the case of any other Event of Default, within ninety days after the Remedies Partner obtains actual knowledge of the Event of Default; provided that, if an election pursuant to clause 9.2(a)(ii) above is made to seek an injunction, specific performance or other equitable relief and a final judgment in such action is rendered denying such equitable remedy, then, within ninety days thereafter, the Remedies Partner may elect to pursue the remedy specified in clause 9.2(a)(i) above (subject to the prior approval of the non-Defaulting Partners contemplated by Section 9.2(a)(i) above) unless, prior to the giving of such notice, the Defaulting Partner has cured (or caused to be cured) the Event of Default in full or the final judgment denying equitable relief specifically held that there was no Event of Default, and no other Event of Default with respect to such Defaulting Partner has occurred and is continuing.

            (c) The remedies set forth in Section 9.2(a) above shall not be deemed mutually exclusive, and selection or resort to any thereof shall not preclude selection or resort to the others; provided that, if the Remedies Partner makes an election pursuant to clause 9.2(a)(i) above in respect of any Event of Default, then it may not pursue any other remedy in respect of that Event of Default. Except for the resort to the remedy set forth in clause 9.2(a)(i) above, the resort to any remedy pursuant to this Section 9.2 shall not for any purpose be deemed to be a waiver of any other remedy available under this Agreement or under applicable law.

            (d) Unless an Event of Default shall have been waived in writing or cured, the Partnership or the non-Defaulting Partners shall be entitled to recover from the Defaulting Partner (or its Parent pursuant to the applicable Parent Undertaking) in an appropriate proceeding any and all damages, losses and expenses (including reasonable attorneys' fees and disbursements) (collectively "Damages") suffered or incurred by the Partnership or the non-Defaulting Partners as a result of such Event of

Default; provided, that neither the Partnership nor the non-Defaulting Partners shall have or assert any claim against the Defaulting Partner or any of its Affiliates for punitive Damages or for indirect, special or consequential Damages suffered as a result of such Event of Default.

            (e) Upon the occurrence and during the continuance of the related Event of Default, and except as required by applicable law, a Defaulting Partner shall not be entitled to vote on any matter submitted to a vote of the Partners and its Percentage Interest shall not be included in calculating the Percentage Interests required to approve or disapprove any such matter, and such Defaulting Partner shall not be entitled to exercise any rights under Section 5.4 (or, without the consent of the Remedies Partner, any rights under Section 5.2 or
Section 5.5 of this Agreement). In all other respects a Defaulting Partner shall continue to have all of the rights and obligations of a Partner under this Agreement and applicable law.

            9.3 Purchase of Defaulting Partner's Partnership Interest.

            (a) If an election is made pursuant to clause 9.2(a)(i), the closing of the purchase of the Defaulting Partner's Percentage Interest shall take place at the time and at the place determined in accordance with the provisions of
Section 5.9. The Partnership (or its designee) shall pay a purchase price for the Defaulting Partner's Percentage Interest (which shall be payable in cash) equal to 50% of the Fair Market Value of such Partnership Interest. Upon payment of the purchase price to the Defaulting Partner, the Defaulting Partner shall deliver to the Partnership (or its designee(s)) all documents necessary to transfer to the Partnership (or its designee(s)) good title to its Partnership Interest.

            (b) Notwithstanding Section 9.3(a), if an election is made pursuant to clause 9.2(a)(i) and the only Event of Default that has occurred and is continuing is that the Defaulting Partner is a Bankrupt Partner, then the time, place and manner of the purchase of such Defaulting Partner's Partnership Interest shall be as provided in Section 9.3(a), except that the Partnership (or its designee(s)) shall pay a purchase price for such Partnership Interest (which shall be payable in cash) equal to 90% of the Fair Market Value of such Partnership Interest.

ARTICLE 10: REPRESENTATIONS AND WARRANTIES OF THE PARTNERS

            Each Partner makes the following representations and warranties to each other, each with respect to itself only:

            (a) It is duly incorporated or organized, validly existing and in good standing under the laws of its state of incorporation or organization and duly qualified or registered to do business in each state or jurisdiction in which failure to so qualify or register would have a material adverse effect upon such Partner or the Partnership.

            (b) It and each of its Controlled Affiliates has the full power and authority to take all actions contemplated by this Agreement and any of the Management Services Agreement, Partner Services Agreement and Parent Undertaking to which it or any of its Controlled Affiliates is a party.

            (c) The execution, delivery and performance of this Agreement and each of the Management Services Agreement, Partner Services Agreement and Parent Undertaking to which it or any of its Controlled Affiliates is a party, have been, or at the appropriate time shall be, duly authorized by all necessary action on its part or the part of any such Controlled Affiliate, as the case may be.

            (d) This Agreement and each of the Management Services Agreement, Partner Services Agreement and Parent Undertaking to which it or one of its Controlled Affiliates is a party, constitutes a valid and binding obligation of it enforceable in accordance with the terms hereof and thereof, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

            (e) The execution, delivery and performance of this Agreement and of each of the Management Services Agreement, Partner Services Agreement and Parent Undertaking to which it or one of its Controlled Affiliate is a party, do not violate any provision of law or of its or of its Controlled Affiliates' organizational documents.

            (f) The execution, delivery and performance of this Agreement and of each of the Management Services Agreement, Partner Services Agreement and Parent Undertaking to which it or one of its Controlled Affiliate is a party, are not inconsistent with, and do not violate or cause a breach or default under, any agreement or obligation to which it or any of its Controlled Affiliates is a party or is otherwise subject.

ARTICLE 11:      MISCELLANEOUS

            11.1 Acknowledgements.

            (a) Each Partner affirms and acknowledges that no representations, warranties or statements have been made to it by any party hereto other than those expressly set forth in this Agreement and that, in entering into this Agreement, it has not relied upon anything done or said with respect to this Agreement or with respect to the relationship between the parties, other than as expressly set forth in this Agreement.

            (b) Each Partner affirms and acknowledges that neither the Partnership nor the Managing Partner has made any representation or warranty regarding any financial statements, business plans, projections or other information provided to such Partner except as expressly provided herein. Any projections and business plans provided to the Partners reflect the Managing Partner's current estimate and projections as to the manner and cost of the development of the Partnership's business in the Business Area. Such estimate and projections are subject to change.

            11.2 Bill for Partition. Each of the Partners covenants that neither it nor any person or persons claiming through or under it, will file a bill for partition of the Partnership property.

            11.3 Notices. All notices and other communications hereunder shall be (a) in writing (except to the extent otherwise expressly provided hereunder);
(b) delivered by telecopy, by commercial overnight or same-day delivery service with all delivery costs paid by sender, or by registered or certified mail with postage prepaid, return receipt requested; (c) deemed given on the date and at the time shown on the telecopy confirmation of receipt (if delivered by telecopy), on the date and at the time (if recorded) of delivery by the commercial delivery service, as shown in the records thereof (if delivered by commercial overnight or same-day delivery service), or on the date shown on the return receipt (if delivered by registered or certified mail); and (d) addressed to the parties at their addresses specified on the signature pages hereof (or at such other address for a party as shall be specified by like notice).

            11.4 Amendments. This Agreement may not be amended nor shall any waiver, change, modification, consent, or discharge be effected, except by an instrument in writing adopted by each Partner; provided, however, that an amendment to increase the dollar values set forth in any of Sections 3.4(a), 3.4(e), 3.5(c), 3.5(d), or 3.5(f) may be adopted by a Supermajority Vote; and provided, further, that any changes in this Agreement required solely by the admission of an additional Partner may be adopted by the same Percentage Interest as is required to approve the admission of such Partner.

            11.5 Indebtedness for Borrowed Money. The Partnership shall not incur any indebtedness for borrowed money the terms of which permit the creditor under such indebtedness to have recourse against a Partner without the express written consent of that Partner.

            11.6 Waivers and Further Agreements; Entire Agreement. Any waiver of any terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. Each of the Partners agrees to execute all such further instruments and documents and to take all such further action as any other Partner may reasonably require in order to effectuate the terms and purposes of this Agreement. The Partners agree that this Agreement, including the Exhibits and Appendices hereto, constitutes the entire agreement among them with respect to the subject matter of the Partnership and supersedes all prior agreements and understandings among them as to such subject matter, and there are no restrictions, agreements, arrangements or undertakings, oral or written, among the Partners relating to the Partnership which are not fully expressed or referred to herein.

            11.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

            11.8 Specific Enforcement; Attorneys Fees. The parties hereto agree that the remedy at law for damages upon violation of the terms of this Agreement would be inadequate because the Partnership Interests and the business of the Partnership are deemed unique. Therefore, the parties agree that the provisions of this Agreement may be specifically enforced by any court of competent jurisdiction, and each Partner and its respective transferees agree to submit to the jurisdiction of the court where any such action for specific performance is brought. If any Partner defaults in its performance of any of the terms and conditions of this Agreement and if, as a result of such default, a lawsuit seeking damages, specific performance or any other remedy is filed by any other Partner, then, in that event, the prevailing party in such a lawsuit shall be entitled to obtain attorney's fees from the losing party in such amount as shall be determined by the court to be reasonable under the circumstances.

            11.9 Counterparts. This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one complete set of such counterparts.

            11.10 Captions; Gender. Article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

            11.11 Governing Law and Binding Effect. This Agreement shall be governed by and construed and enforced in accordance with the law (other than the law governing conflicts of law questions) and decisions of the State of New York applicable to contracts made and to be performed entirely therein. This Agreement shall bind and inure to the benefit of each of the Partners and their successors and permitted assigns.

            11.12 Expenses. Each of the Partners shall bear its own expenses, including legal and other professional fees, incurred by it in the negotiation and preparation of this Agreement; provided, however, that the Partnership shall reimburse Partners for the pre-organization operating expenses they incurred prior to the date hereof to the extent listed on the Information Appendix.

            11.13 Third Parties. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any creditor of the Partnership or other third parties.

            11.14 Confidentiality. Each Partner agrees that it shall not, directly or indirectly, without the prior written consent of each other Partner, disclose the terms of this Agreement or the identity of the Partners or use for its own benefit (except as a Partner of the Partnership) or disclose to any Entity any information, trade secrets, confidential customer information, patents, patent rights, technical data or know-how relating to the products, processes, methods, equipment or business practices of the Partnership, except
(a) to the extent any of the foregoing is or becomes available to the public other than as a result of disclosure by such Partner or any of its Affiliates or the directors, officers, employees, agents, advisors and controlling persons of it or any of its Affiliates, (b), subject to the terms of an appropriate confidentiality agreement, as necessary to effect a transaction under Article 5,
(c) as may be required by law and (d) as any Partner may disclose to its lenders, rating agencies and business and financial advisors. In the event any Partner is required by applicable law or regulation or by legal process to disclose any of the foregoing, it will provide the other Partners with prompt notice thereof to enable them to seek an appropriate protective order.

            11.15 Appendices. The Tax Appendix and the Information Appendix are hereby incorporated by reference and made a part of this Agreement as if they were set forth herein in their entirety.

                                  TAX APPENDIX

                       BOOK AND TAX ACCOUNTING PROVISIONS

            All capitalized terms which are not defined in this Tax Appendix but which are defined in the Agreement shall have the meanings set forth in the Agreement.

1.    Gross Asset Value; Net Profit and Net Loss

      1.1 Gross Asset Value. "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, modified as follows:

            (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Managing Partner (unless the Managing Partner is the contributing Partner, in which case the gross fair market value will be determined in accordance with Section 3.6 of the Agreement).

            (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Managing Partner, in the circumstances described in Regulations Section 1.704-1(b)(2)(iv)(f)(5), but in the case of adjustments other than upon the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), only if the Managing Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

            (c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution.

            (d) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and Section 2.1(e) below.

      If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the amount determined in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g)(2) and (3).

      1.2 Net Profit and Net Loss. "Net Profit" and "Net Loss" means, for each Fiscal Year or other period, an amount equal to the Partnership taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

            (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing such Net Profit or Net Loss shall be added to such taxable income or loss.

            (b) Code Section 705(a)(2)(B) expenditures of the Partnership, which are not otherwise taken into account in computing such Net Profit or Net Loss, shall be subtracted from such taxable income or loss.

            (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (b) or (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss.

            (d) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value.

            (e) If the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, then in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account the amount determined in accordance with Regulations
Section 1.704-1(b)(2)(iv)(g)(2) and (3).

            (f) Any items that are specially allocated pursuant to Article 2 of this Tax Appendix shall not be taken into account in computing such Net Profit or Net Loss.

            (g) Any deduction for a loss on a sale or exchange of Partnership property that is disallowed to the Partnership under Code Section 267(a)(1) or 707(b) shall be treated as a Code Section 705(a)(2)(B) expenditure.

2.    Special Allocation Provisions.

      Sections 2.1, 2.2, and 2.3(a) and (b) shall apply with respect to any Nonrecourse Liabilities or Partner Nonrecourse Debt (as defined below) of the Partnership if the Managing Partner determines that there is a reasonable basis to conclude that the Partnership Interests of the Partners under the Agreement are not the same as the overall interests of the Partners in the Partnership determined under Regulations Section 1.704-1(b)(3). Sections 2.1(e) and 2.2(a) shall apply if the Partnership has made an election under Code Section 754 and there is an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b). Section 2.4 shall apply if the Gross Asset Value of Partnership property differs from its adjusted basis for federal income tax purposes.

      2.1 Special Allocations.

            (a) Minimum Gain Chargeback. Notwithstanding any other provision of the Agreement (including this Tax Appendix), if for any Partnership Fiscal Year there is a net decrease in Partnership Minimum Gain (as defined in Regulations
Section 1.704-2(b)(2)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g), except as otherwise provided in Regulations Section 1.704-2(f)(2), 1.704-2(f)(3), 1.704-2(f)(4), and 1.704-2(f)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). The amount of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704- 2(d). This Section 2.1(a) is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

            (b) Partner Minimum Gain Chargeback. Notwithstanding any other provision of the Agreement (including this Tax Appendix) except Section 2.1(a), if during a Partnership Fiscal Year there is a net decrease in Partner Nonrecourse Debt Minimum Gain (as defined in Regulations Section 1.704-2(i)(2)), each Partner who has a share of that Partner Nonrecourse Debt Minimum Gain (determined in accordance with Regulations Section 1.704-2(i)(5)) as of the beginning of such year shall be specially allocated items of Partnership income and gain for such year (and, if necessary, for succeeding years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4) (and taking into account the exceptions provided therein). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(3). This Section 2.1(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

            (c) Nonrecourse Deductions. Nonrecourse Deductions (as defined in Regulations Section 1.704-2(b)(1)) for any Fiscal Year or other period shall be specially allocated as Net Loss pursuant to Section 4.6 of the Agreement. The amount of Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(c).

            (d) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions (as defined in Regulations Section 1.704-2(i)(1)) for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations
Section 1.704-2(i). The amount of Partner Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

            (e) Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

      2.2 Curative Allocations.

            (a) Notwithstanding any other provision of the Agreement (including this Tax Appendix), other than allocations pursuant to Section 2.1 (the "Regulatory Allocations"), allocations pursuant to Section 2.1(e) above (the "Basic Regulatory Allocations") shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence, allocations pursuant to this Section 2.2(a) shall only be made with respect to Basic Regulatory Allocations to the extent the Managing Partner reasonably determines that such Basic Regulatory Allocations would otherwise be inconsistent with the economic agreement among the Partners.

            (b) Notwithstanding any other provision of this Agreement, other than the Regulatory Allocations, allocations pursuant to Sections 2.1(a) and 2.1(c) above (the "Nonrecourse Regulatory Allocations") shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence (i) no allocations pursuant to this Section 2.2(b) shall be made prior to the Partnership Fiscal Year during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain; and (ii) allocations pursuant to this
Section 2.2(b) shall be deferred with respect to allocations pursuant to Section 2.1(c) to the extent the Managing Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to
Section 2.1(a).

            (c) Notwithstanding any other provision of the Agreement (including this Tax Appendix), other than the Regulatory Allocations, allocations pursuant to Sections 2.1(b) and 2.1(d) (the "Partner Nonrecourse Regulatory Allocations") shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence
(i) no allocations pursuant to this Section 2.2(c) shall be made with respect to allocations pursuant to Section 2.1(d) relating to a particular Partner Nonrecourse Debt prior to the Partnership Fiscal Year during which there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Nonrecourse Debt Minimum Gain; and (ii) allocations pursuant to this Section 2.2(c) shall be deferred with respect to allocations pursuant to Section 2.1(d) to the extent the Managing Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 2.1(b).

            (d) The Managing Partner shall have reasonable discretion, with respect to each Partnership Fiscal Year, to (i) apply the provisions of Sections 2.2(a), 2.2(b) and 2.2(c) in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations; and
(ii) divide all allocations pursuant to Sections 2.2(a), 2.2(b) and 2.2(c) among the Partners in a manner that is likely to minimize such economic distortions.

            (e) Notwithstanding any other provision of the Agreement (including this Tax Appendix), except the Regulatory Allocations, in the Fiscal Year in which there is a sale, exchange or other disposition of all or substantially all of the assets of the Partnership or a dissolution or liquidation of the Partnership, after allocating items of income, gain, loss and deduction in accordance with the Regulatory Allocations and the curative allocations under Sections 2.2(a), 2.2(b), 2.2(c) and 2.2(d), each Partner shall be allocated remaining items of income, gain, deduction, and loss to the extent necessary to cause the balance in each Partner's Capital Account to equal the Distributions that would be made to each such Partner if such distributions were made to the Partners in accordance with their Partnership Interests (after payment of the debts and obligations of the Partnership).

      2.3 Other Allocation Rules.

            (a) To the extent permitted by Regulations Sections 1.704-2(h) and 1.704-2(i)(6), the Managing Partner shall endeavor to treat Distributions as not having been made from the proceeds of a Nonrecourse Liability (as defined in Regulations Section 1.704-2(b)(3) (and Regulations Section 1.752-1(a)(2))) or a Partner Nonrecourse Debt.

            (b) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners' interests in Partnership profits are equal to their respective Partnership Interests. The allocation of such "excess nonrecourse liabilities" shall be adjusted to reflect any subsequent adjustment of the Partnership Interests of the Partners pursuant to the Agreement.

            (c) If any fees or other payments deducted for federal income tax purposes by the Partnership are recharacterized by a final determination of the Internal Revenue Service as nondeductible distributions to any Partner, then, notwithstanding all other allocation provisions (other than the Regulatory Allocations), gross income shall be allocated to such Partner in an amount equal to the fees or payments so recharacterized.

            (d) If any Partner makes a payment of interest to the

Partnership in respect of the late payment of any Capital Contribution pursuant to Article 4 of the Agreement, the amount of such interest shall be included in the income of the Partnership and allocated among the Partners in the same manner as if such interest had been paid by a person which is not a Partner, and the amount of such interest shall not be included in the Capital Contributions credited to such Partner's Capital Account.

            (e) All items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated among the Partners in the same proportion as they share Net Profit or Net Loss, as the case may be, for the year.

      2.4 Contributed Property: Code Section 704(c).

            (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value. To the extent permitted by the Code and applicable Regulations, such allocations shall be made in accordance with Proposed Regulations Section 1.704-3(b).

            (b) If the Gross Asset Value of a Partnership asset is adjusted pursuant to Section 1.1(b) above, subsequent allocations of income, gain, loss, and deduction with respect to such asset for tax purposes shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. To the extent permitted by the Code and applicable Regulations, such allocations shall be made in accordance with Proposed Regulations Section 1.704-3(b).

            (c) Any elections or other decisions relating to such allocations shall be made by the Managing Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section
2.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Entity's Capital Account or share of Net Profits, Net Losses, other items, or Distributions pursuant to any provision of this Agreement.

3. Allocation in Event of Transfer. If an interest in the Partnership is transferred in accordance with Article 5 of the Agreement, the Net Profit and Net Loss of the Partnership allocable to the transferor and transferee, and the Capital Account of the transferee, shall be determined as follows:

            (a) If such transfer is effected on or prior to the fifteenth day of the month, then such transfer shall be deemed to have occurred on the last day of the month immediately prior to the month in which such transfer occurs. If such transfer is effected after the fifteenth day of such month, such transfer shall be deemed to have occurred on the last day of the month in which such transfer occurs.

            (b) The transferor Partner shall be allocated an amount of Net Profit or Net Loss equal to the product of (x) a fraction whose numerator consists of the Partnership Interest transferred and whose denominator consists of the Partnership Interests held by all Partners, times (y) the Net Profit or Net Loss of the Partnership for the period ending on the date (or deemed date) of the transfer. The substitute Partner shall be allocated an amount equal to the product of (x) a fraction whose numerator consists of the Partnership Interest transferred and whose denominator consists of the Partnership Interest held by all Partners, times (y) the Net Profit or Net Loss of the Partnership for the remainder of the calendar year. The Capital Account of the transferee as of the date of such transfer shall be determined in accordance with Regulations
Section 1.704-1(b)(2)(iv)(l).

4. Adjustment to Allocations in the Event of Issuance or Redemption of Partnership Interests.

      In the event additional partners acquire interests in the Partnership from the Partnership, or if the interest of any Partner in the Partnership is increased through liquidating Distributions to other Partners or decreased through additional Capital Contributions by other Partners, appropriate adjustments shall be made to the Distributions and allocations of Net Profit and Net Loss for periods after such event.

5.    Elections Pursuant to Section 754.

      In the event of a transfer of an interest in the Partnership permitted under this Agreement, the Partnership shall, at the request of the transferee and upon the approval of the Managing Partner, make the election provided by Code Section 754 to make the adjustment to the basis of Partnership property provided by Section 743 (if such election is not then in effect), provided that the transferee agrees to bear the additional accounting expense to the Partnership resulting from the election (and all subsequent transferees shall likewise bear a Pro Rata portion of such additional expense). In the event of a distribution of property by the Partnership, upon the approval of the Managing Partner, the Partnership shall make the election provided by Section 754 to make the adjustment to the basis of Partnership property provided by Section 734 (if such election is not then in effect), in which case any additional accounting expense to the Partnership resulting from the election shall be borne by the Partnership.

6.    Interpretation of Provisions.

      It is the intention of the Partners that all allocations pursuant to the Agreement (including this Tax Appendix) shall comply with the provisions of Code
Section 704 and the Regulations promulgated thereunder. Accordingly, the provisions of the Agreement (including this Tax Appendix) shall be interpreted and applied in a manner that is consistent with the provisions of Code Section 704 and the Regulations promulgated thereunder.

7.    Tax Matters Partner.

      The Managing Partner shall be the Tax Matters Partner of the Partnership. The Tax Matters Partner shall not take any action which will have a materially adverse impact on any Partner unless such action shall have been approved by a Majority Vote of the Partners. The Managing Partner shall have the right to resign as Tax Matters Partner at any time, upon written notice to all other Partners, in which event the Partners shall appoint a new Tax Matters Partner. This provision shall survive any termination of the Agreement. For purposes of the foregoing, "Tax Matters Partner" shall mean the "tax matters partner" of the Partnership within the meaning of Section 6231(a)(7) of the Code.

            IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement as of the date first above written.

                        TCG PARTNERS

                        By:   /s/ Robert Annunziata
                              ------------------------------
                              Robert Annunziata
                              Chief Executive Officer

                        Address:          1 Teleport Drive, Suite 301
                                          Staten Island, New York 10331-1011

                        Attention:        Robert Annunziata, Chairman
                                          and Chief Executive Officer
                                                  and
                                          John W. Thomson, Esquire, Vice
                                          President and General Counsel
                        Fax:              (718) 983-2795


                        CONTINENTAL TELECOMMUNICATIONS CORP. OF MICHIGAN


                        By:   /s/ Richard S. Weigand
                              ------------------------------
                              Richard S. Weigand
                              Senior Vice President

                        Address: 1111 Michigan Ave. Ste. 200 East Lansing, MI 48823

                        Attention:        Richard Weigand
                                          Senior Vice President
                        Fax:              (517) 351-2222

                        Copies to:        Patrick Miehe, Esq.
                                          Sullivan and Worcester
                                          One Post Office Square
                                          Boston, Massachusetts 02109
                        Fax:              (617) 338-2880

            IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement as of the date first above written.

                        TCG PARTNERS

                        By:   /s/ Robert Annunziata
                              ------------------------------
                              Robert Annunziata
                              Chief Executive Officer

                        Address:          1 Teleport Drive, Suite 301
                                          Staten Island, New York 10331-1011

                        Attention:        Robert Annunziata, Chairman
                                          and Chief Executive Officer
                                                  and
                                          John W. Thomson, Esquire, Vice
                                          President and General Counsel
                        Fax:              (718) 983-2795


                        COMCAST NETWORK COMMUNICATIONS OF
                        SOUTHEASTERN MICHIGAN, INC.


                        By:   /s/
                              ------------------------------

                        Address:          Comcast Corporation
                                          1234 Market Street
                                          Philadelphia, Pennsylvania 19107

                        Attention:        William G. Kingsley, Director
                                          Telecommunications Businesses
                                                       and
                                          Stanley L. Wang, Senior Vice
                                          President, General Counsel and
                                          Secretary
                        Fax:              (215) 981-7622

            IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement as of the date first above written.

                        TCG PARTNERS

                        By:   /s/ Robert Annunziata
                              ------------------------------
                              Robert Annunziata
                              Chief Executive Officer

                        Address:          1 Teleport Drive, Suite 301
                                          Staten Island, New York 10331-1011

                        Attention:        Robert Annunziata, Chairman
                                          and Chief Executive Officer
                                                  and
                                          John W. Thomson, Esquire, Vice
                                          President and General Counsel
                        Fax:              (718) 983-2795


                        METROVISION TELECOMMUNICATIONS OF MICHIGAN, INC.

                        By:   /s/ Henry Harris
                              ------------------------------
                              Henry Harris
                              President

                        Address:          115 Perimeter Place
                                          Suite 550
                                          Atlanta, GA 30346

                        Attention:        Henry Harris
                                          President
                        Fax:              (404) 698-0228

            IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement as of the date first above written.

                        TCG PARTNERS

                        By:   /s/ Robert Annunziata
                              ------------------------------
                              Robert Annunziata
                              Chief Executive Officer

                        Address:          1 Teleport Drive, Suite 301
                                          Staten Island, New York 10331-1011

                        Attention:        Robert Annunziata, Chairman
                                          and Chief Executive Officer
                                                  and
                                          John W. Thomson, Esquire, Vice
                                          President and General Counsel
                        Fax:              (718) 983-2795


                        TCI TELEPORT OF DETROIT, INC.

                        By:   /s/ Bruce W. Ravenel
                              ------------------------------

                        Address:
                                    ------------------------

                                    ------------------------

                        Attention:
                                    ------------------------
                        Fax:
                                    ------------------------

            IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement as of the date first above written.

                        TCG PARTNERS

                        By:   /s/
                              ------------------------------

                        Address:          1 Teleport Drive, Suite 301
                                          Staten Island, New York 10331-1011

                        Attention:        Robert Annunziata, Chairman
                                          and Chief Executive Officer
                                                  and
                                          John W. Thomson, Esquire, Vice
                                          President and General Counsel
                        Fax:              (718) 983-2795


                        BOOTH TELECABLE, INC.

                        By:   /s/
                              ------------------------------

                        Address:          333 West Fort Street,
                                          Suite 1230
                                          Detroit, MI 48226

                        Attention:        Ralph H. Booth II
                                          President and CFO
                        Fax:              (313) 965-1160

                                    EXHIBIT A

                      Form of Management Services Agreement

                          MANAGEMENT SERVICES AGREEMENT

      This MANAGEMENT SERVICES AGREEMENT is made as of November 1, 1993, by and between TELEPORT COMMUNICATIONS GROUP INC., a Delaware corporation having its principal office at One Teleport Drive, Suite 301, Staten Island, New York 10311 ("TCGI"), and TCG DETROIT, a New York general partnership having its principal office at 1000 Town Center, Suite 150, Southfield, MI 48075-0100 ("Operator").

                                    RECITALS

      Operator has been created by a Partnership Agreement of even date herewith (the "Partnership Agreement") between TCG Partners ("TCP"), an affiliate of TCGI, and others. The Partnership Agreement contemplates that Operator will construct and operate a local telecommunications transmission system (the "Project") in Detroit and vicinity. In connection therewith, Operator desires to obtain certain services from TCGI and TCGI desires to offer such services. In addition, Operator is willing to participate in various national programs provided by TCGI and to obtain certain quality standards and proprietary rights, and Operator is willing to pay TCGI a quarterly fee in recognition of the value of such programs, standards and rights. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Agreement.

                                   AGREEMENTS

      In consideration of the foregoing and of the promises and covenants contained in this Agreement, the parties agree as follows:

      1.  Management Services.

            (a) Generally. Reference is made to Addendum A attached hereto, which Addendum is incorporated into this Agreement to the same extent as if set forth herein in full. Addendum A describes certain services (the "Services"). TCGI hereby agrees to provide the Services described in Section I of Addendum A and, to the extent requested by Operator from time to time, the additional Services described in Section II of Addendum A, and Operator hereby agrees to use the Services described in Section I of Addendum A and accepts the option to use the additional Services described in Section II of Addendum A. The Services will be provided by TCGI and its affiliates and by the employees, consultants, agents and contractors of TCGI and its affiliates.

            (b) Exclusivity. During the term of this Agreement, Operator agrees not to obtain any of the Services described in Section I of Addendum A from any Entity other than TCGI and its affiliates (and their respective employees, consultants, agents and contractors) pursuant to this Agreement. Operator may obtain Services described in Section II of Addendum A from any Entity.

            (c) Quality. TCGI shall perform all of the Services that are of a professional nature in a professional manner in accordance with all applicable professional standards and all applicable laws. TCGI shall perform all of the Services that are of a nonprofessional nature in a workmanlike manner in accordance with all applicable industry standards and all applicable laws.

      2. National Programs. In connection with TCGI's provision and Operator's use of those Services designated in Addendum A as the "National Programs," TCGI and Operator agree as follows:

            (a) Name. Subject to the provisions of Section 2.2 of the Partnership Agreement, Operator shall use its best efforts to include the words "TCG" or "Teleport Communications" in all of its trade names regardless of the legal form of Operator from time to time. Upon the termination or expiration of this Agreement, Operator agrees that it will immediately cease using any of "TCG," "Teleport," "Teleport Communications" or "TC," or any name or initials similar thereto, as part or all of its trade names.

            (b) Quality Standards. TCGI will provide Operator with regularly updated written quality standards relating to the installation, provisioning, engineering and maintenance of telecommunications services, which standards shall be those employed generally by TCGI, its subsidiaries and those entities managed by TCGI pursuant to agreements similar to this Agreement in providing telecommunications services. Operator shall implement and comply with such standards.

      3. Term. This Agreement shall have an initial term of fifteen years from the date hereof and shall be renewed automatically for successive five-year terms after the initial term unless, at least six months prior to the expiration of the current term, either party notifies the other party in writing of its desire to terminate this Agreement as of the end of the current term. The initial term and any subsequent renewal term shall be subject to early termination pursuant to Section 6. Notwithstanding the termination or expiration of this Agreement:

            (a) After the termination or expiration of this Agreement, TCGI shall continue to provide, for a reasonable additional period not to exceed three months, any of the Services that are required by Operator during such period to permit an orderly transition to a successor service provider or providers, and Operator agrees to pay the charges for such Services set forth in Addendum A, as adjusted from time to time in accordance with Section 4(b), in the manner provided in this Agreement;

            (b) The provisions of Section 9 and Section 10 shall survive the termination or expiration of this Agreement indefinitely; and

            (c) The provisions of Section 2(b) and Section 4(a)(ii), and those provisions of this Agreement relating to the payment of the fee specified in
Section 4(a)(ii), shall survive the termination or expiration of this Agreement until the expiration of all agreements under which Operator provides telecommunications services to national accounts through TCGI's National Programs; provided, however, that the fee payable pursuant to Section 4(a)(ii) after the termination or expiration of this Agreement shall be limited to 3% of those Project Gross Revenues that are attributable to such national accounts.

      4. Fees and Charges.

            (a) Fees. In return for the Services to be provided to Operator under this Agreement, Operator shall pay to TCGI the following amounts:

                  (i) The charges set forth in Addendum A, as adjusted from time to time in accordance with Section 4(b) and Addendum A; and

                  (ii) With respect to (A) the period commencing on the date hereof and ending on the last day of the second full calendar quarter after the date hereof and (B) each subsequent calendar quarter during the term of this Agreement (each such period hereinafter called an "Applicable Period"), a payment equal to the greater of (1) 3% of Project Gross Revenues (as hereinafter defined) with respect to the Applicable Period, or (2) an amount equal to the product of $278.00 times the number of days in the first Applicable Period and an amount equal to $25,000 for each subsequent Applicable Period. The term "Project Gross Revenues" means, with respect to any Applicable Period, all revenues derived by Operator from the conduct of the Business (as that term is defined in the Partnership Agreement) during the Applicable Period, determined on an accrual basis, with adjustment for bad debt and otherwise in accordance with generally accepted accounting principles consistently applied.

            (b) Adjustments. The charges stated on Addendum A are based on TCGI's best estimate as of the date hereof of its cost of providing the Services to Operator and to all of the other entities with which TCGI has entered into agreements similar to this Agreement. TCGI shall periodically, but not less often than quarterly, calculate the actual cost of providing the Services and determine whether the amounts paid by Operator for such period are less than or exceed Operator's pro rata share of TCGI's actual costs in providing the Services in such period. The expenses attributable to the provision by TCGI of any Service to Operator shall be calculated by allocating the expenses incurred by TCGI in providing such Service to all telecommunications transmission systems managed by TCGI (including Operator) among all such systems on the basis of an equitably weighted average of each system's direct hours billed, annual budgeted revenue and budgeted capitalization. The weighting of each variable shall be determined from time to time by TCGI. The initial weighting system is set forth in Section IV of Addendum A. TCGI may adjust any of the fees and monthly rates set forth on Addendum A as a result of such calculation to provide that the amounts paid by Operator pursuant hereto more closely approximate TCGI's actual costs of providing the Services. In addition, if as a result of TCGI's calculation of its cost of providing the Services it determines that Operator has paid more or less than its pro rata share of TCGI's cost of providing the Services in any period, TCGI shall send a statement to Operator with the next monthly bill provided pursuant to Section 4(c) below setting forth the amount of such overpayment or underpayment. If Operator has overpaid, it shall be entitled to a credit in the amount of such overpayment against subsequent payments. If Operator has underpaid, it shall pay to TCGI the amount of such underpayment. TCGI shall provide Operator within ninety days of the end of each of its fiscal years with a certificate from its independent accountants certifying Operator's pro rata share of TCGI's costs in providing the Services. Operator shall receive a credit in the amount of, or shall pay an amount equal to, any overpayment or underpayment reflected in such certificate as provided above. In no event, however, shall the charges to Operator pursuant to this Section 4(b) or Addendum A resulting from the cost of providing the Services to Operator, when taken as a whole, exceed the cost at which Operator could obtain like services from qualified, unaffiliated third parties.

            (c)  Payments and Billing.

                  (i) TCGI shall provide Operator with itemized monthly bills with respect to all charges specified in Addendum A and any adjustments made pursuant to Section 4(b) above. Billing for items charged on a unit fee basis or a fixed fee basis shall be in advance and billing for items charged on an actual time and materials basis shall be in arrears. Each such bill shall be payable within thirty days from the date of Operators's receipt thereof.

                  (ii) The fee specified in Section 4(a)(ii) shall be paid as follows:

                        (A)  With respect to the first Applicable
Period, Operator shall pay the product of $278.00 times the number of days in the first Applicable Period prior to the last day of the first Applicable Period and shall pay the amount, if any, by which the fee specified in Section 4(a)(ii) for the first

Applicable Period exceeds the product of $278.00 times the number of days in the first Applicable Period within sixty days after the end of the first Applicable Period.

                        (B)  With respect to each Applicable Period
after the first Applicable Period, Operator shall pay $25,000 toward the fee specified in Section 4(a)(ii) on or before the first day of such Applicable Period and shall pay the amount, if any, by which the fee specified in Section 4(a)(ii) for such Applicable Period exceeds $25,000 within sixty days after the end of such Applicable Period.

                  (iii) Within sixty days after the end of each Applicable Period, Operator shall provide TCGI with a statement, certified as correct by Operator's General Manager or chief financial officer, as to the amount of Project Gross Revenues for the Applicable Period. Operator will permit any authorized TCGI employees or certified public accountants retained by TCGI to examine Operator's books of account, records, reports and other papers relating to the determination of Project Gross Revenues, to make copies and extracts therefrom (except with respect to that containing proprietary information), and to discuss such items with Operator's officers and accountants (and by this provision Operator authorizes the accountants to discuss such items), all at such reasonable times and as often as may reasonably be requested. Any such examination shall be performed at TCGI's sole cost and expense unless such examination reveals a material understatement in any quarterly statement of Project Gross Revenues, in which event the cost of such examination shall be borne by Operator.

                  (iv) Operator shall inform TCGI of any discrepancies, claims for credits or other problems with any bill within thirty days after Operator's receipt thereof. If TCGI is so notified, Operator and TCGI shall meet promptly and shall negotiate in good faith a resolution of the dispute. TCGI agrees to maintain detailed records relating to its provision of the Services. TCGI will permit Operator at any time upon reasonable notice to examine all of such records, to make copies and extracts therefrom and to discuss such records and other matters relating to the Services with the respective officers, employees and independent public accountants of TCGI (and by this provision TCGI authorizes the accountants to discuss such items).

                  (v) Any amount not received when due will be subject to a late charge at a rate equal to the lesser of 1 1/2% per month or the maximum amount permitted by law (if any).

                  (vi) Operator will be permitted to offset any amounts due to Operator from TCGI or its wholly-owned subsidiaries against any amounts payable to TCGI hereunder.

      5. Taxes. Operator agrees to pay any sales, use, gross receipts, excise or other local, state or Federal taxes or charges, however designated (excluding taxes on TCGI's net income), imposed on or based upon the provision, sale or use of the Services provided under this Agreement or otherwise related to the transactions contemplated hereby. Any taxes imposed on TCGI that are required to be paid by Operator under this Section 5 shall be separately stated on each monthly bill to Operator.

      6. Termination.

            (a) Pursuant to Article 3.4 of the Partnership Agreement, Operator may terminate this Agreement by written notice to TCGI if TCGI (i) fails in any material respect to perform its obligations under this Agreement in accordance with the terms hereof and customary and reasonable standards of management in the telecommunications industry, or (ii) materially fails to meet the performance goals established in Operator's annual budget for two consecutive years, and such failure in performance continues unremedied for a period of ninety days after Operator has given written notice to TCGI specifying such failure in reasonable detail. Operator agrees that TCGI may remedy any failure in performance by performing again in a satisfactory manner any Services that Operator maintains were originally performed in an unsatisfactory manner or by giving Operator a credit against any future payments due under this Agreement equal to the amount of any charges paid by Operator for any Services that Operator maintains were originally performed in an unsatisfactory manner.

            (b) TCGI may terminate this Agreement by written notice to Operator if Operator fails in any material respect to perform its obligations under this Agreement (other than those described in Section 6(c)) in accordance with the terms hereof and customary and reasonable standards of management in the telecommunications industry, and such failure continues unremedied for a period of one hundred eighty days after TCGI has given written notice to Operator specifying such failure in reasonable detail.

            (c) TCGI may terminate this Agreement by written notice to Operator if Operator fails to make any payment due to TCGI under this Agreement within thirty days of the date when such payment was due unless such failure is due to a good faith dispute between TCGI and Operator regarding such payment.

            (d) Either party may terminate this Agreement by giving written notice to the other party if the other party:

                  (i) files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent or files any petition or answer seeking arrangement, composition, readjustment, or similar relief under the present or any future bankruptcy act or any other present or future applicable federal or state law relating to bankruptcy, insolvency or other relief for debtors; or

                  (ii) has an involuntary petition filed against it seeking arrangement, composition, readjustment, liquidation or similar relief under the present of any future federal bankruptcy act or any other federal or state law relating to bankruptcy, insolvency or other relief for debtors which is not vacated within sixty days from the date of entry thereof; or

                  (iii) makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors; or

                  (iv) in connection with the ownership, operation or management of the Project or the performance of its obligations under this Agreement, commits any felony or any other criminal act that materially threatens to result in suspension, revocation, or adverse modification of any governmental franchise, license, authorization or permit required for the conduct of the terminating party's business; or

                  (v) misappropriates or converts any assets of the terminating party.

            (e) Neither party may terminate this Agreement pursuant to this
Section 6 for any failure of performance by the other party due to causes beyond the other party's control, including but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, direction, action or request of the United States Government, or of any other government, including state and local governments having or claiming jurisdiction over such party, or of any department, agency, commission, bureau, corporation or other instrumentality of any one or more of these federal, state or local governments, or of any civil or military authority; national emergencies; unavailability of materials or rights-of-way; insurrections; riots; wars; or strikes, lock-outs, work stoppages or other labor difficulties (collectively, "force majeure events").

      7. Other Remedies. In addition to the termination rights set forth in
Section 6, each party may exercise any other remedy available at law or equity in the event of a default by the other party in the performance of its obligations under this Agreement.

      8. Limitation on Liability. TCGI shall in no event (i) have any liability to Operator for any damages, expenses, costs or losses resulting from its performance or nonperformance of the Services, except as may be caused by TCGI's willful misconduct or gross negligence; (ii) HAVE ANY LIABILITY WHATSOEVER FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES AS A RESULT OF ITS PERFORMANCE OR NONPERFORMANCE OF THE SERVICES; or (iii) have any liability for any failure of performance hereunder due to causes beyond its control, including but not limited to acts of God, fire, flood or other catastrophes; any law, order, regulation, direction or action of the United States Government, or of any other government, including state and local governments having or claiming jurisdiction over TCGI or Operator, or of any department, agency, commission, bureau, corporation or other instrumentality of any one or more of these federal, state or local governments, or of any civil or military authority; national emergencies; unavailability of material or rights-of-way; insurrections; riots; wars; or strikes, lock-outs, work stoppages or other labor difficulties. TCGI makes no representation or warranty with respect to the operations or results, financial or otherwise, of the Project, and shall have no liability therefor.

      9. Proprietary Information. Each party acknowledges that, in the course of the performance of this Agreement, it may have access to privileged and proprietary information claimed to be unique, secret and confidential, and which constitutes the exclusive property or trade secrets of the other, and the parties acknowledge that they are in a confidential relationship with each other. This information may be presented in documents marked with a restrictive notice or otherwise tangibly designated as proprietary or during oral discussions, at which time representatives of the disclosing party will specify that the information is proprietary. Each party agrees to maintain the confidentiality of the proprietary information and to use the same degree of care as it uses with regard to its own proprietary information to prevent the disclosure, publication or unauthorized use of the proprietary information. Neither party may duplicate or copy proprietary information of the other party other than to the extent necessary for legitimate business uses in connection with this Agreement. A party shall be excused from these nondisclosure provisions if the proprietary information has been, or is subsequently, made public by the other party or is independently developed by such party or if the other party gives its express, prior written consent to the disclosure of the proprietary information or if the disclosure is required by law or regulation. Operator hereby acknowledges that certain deliverables to be included in the Services, such as software, data processing systems and manuals, are the proprietary property of TCGI or of third parties. Operator agrees that upon TCGI's request it will execute, and comply with, license or sublicense agreements in reasonable and customary form with respect to such deliverables.

      10. Indemnification.

            (a) Indemnification by Operator. Operator will indemnify and hold harmless TCGI, its affiliates (other than Operator), and all officers, directors, employees, stockholders, partners and agents of TCGI and its affiliates (individually, a "TCGI Indemnitee") from and against any and all claims, demands, costs, damages, losses, liabilities, joint and/or several, expenses of any nature (including reasonable attorneys', accountants' and experts' fees and disbursements), judgments, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively "Claims") in which the TCGI Indemnitee may be involved or is threatened to be involved, as a party or otherwise, arising out of TCGI's acts or omissions under this Agreement or the ownership or operation of Operator's business or assets, regardless of whether this Agreement continues to be in effect or the TCGI Indemnitee continues to be an affiliate, or an officer, director, employee, stockholder, partner or agent of TCGI or its affiliate, at the time any such Claims are made or Damages incurred, provided (i) the TCGI Indemnitee acted in good faith and in a manner it reasonably believed to be in the best interest of Operator and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the TCGI Indemnitee's conduct did not constitute gross negligence, willful misconduct or a breach of this Agreement. Any indemnification hereunder will be satisfied solely out of the assets of Operator.

            (b) Indemnification by TCGI. TCGI will indemnify and hold harmless Operator, its affiliates, and all officers, directors, employees, stockholders, partners and agents of TCGI and its affiliates (individually, an "Operator Indemnitee") from and against any and all Damages arising from any and all Claims in which the Operator Indemnitee may be involved or is threatened to be involved, as a party or otherwise, arising out of Operator's acts or omissions under this Agreement or the ownership or operation of TCGI's business or assets, regardless of whether this Agreement continues to be in effect or the Operator Indemnitee continues to be an affiliate, or an officer, director, employee, stockholder, partner or agent of Operator, at the time any such Claims are made or Damages incurred, provided (i) the Operator Indemnitee acted in good faith and in a manner it reasonably believed to be in the best interest of TCGI and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Operator Indemnitee's conduct did not constitute gross negligence, willful misconduct or a breach of this Agreement. Any indemnification hereunder will be satisfied solely out of the assets of TCGI.

            (c) Procedure. No claims for indemnification shall be made by either party against the other unless the aggregate amount of such claim, together with any other indemnifiable claims of such party, exceeds the amount of $5,000. Any reasonable expenses incurred by any indemnified person pursuant to this Section 10 in defending any civil or criminal action, suit or proceeding (or the threat thereof), other than a claim, action, suit or proceeding brought by the indemnifying party, shall be borne and paid by the indemnifying party in advance of the final disposition of such action, suit or proceeding (or the threat thereof) upon receipt of an undertaking by or on behalf of the indemnified person to repay to the indemnifying party the amount of such expenses if it shall ultimately be determined that such person is not entitled to the indemnification provided for under this Section 10. Any person asserting a right to indemnification under this Section 10 shall so notify the indemnifying party in writing. If the facts giving rise to such indemnification involve any actual or threatened claim or demand by or against a third party, the indemnifying party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified person, if the indemnifying party notifies the indemnified person in writing of its intention to do so within twenty days of the receipt of such notice by the indemnified person. The indemnified person shall have the right, however, to participate in such proceeding through counsel of its own choosing, which participation shall be at its sole expense. Whether or not the indemnifying party chooses to defend or prosecute such claim, each indemnified person and Lessor or Lessee, whichever is not the indemnifying party, shall, to the extent requested by the indemnifying party and at the indemnifying party's expense, cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

      11. Independent Contractor. TCGI shall serve as an independent contractor in connection with the matters set forth herein and its employees shall not be employees of Operator, provided, however, that TCGI may provide Operator with contract employees as part of the Services and be reimbursed therefor as more fully provided on Addendum A. TCGI shall take no action, nor omit to take any action, that would create the appearance, or lead a reasonable person to believe, that TCGI (including its employees other than contract employees) in acting hereunder has any relationship to Operator other than that of an agent to its principal.

      12. Obligations Unimpaired. Subject to the provisions of Section 6, the obligations to be performed by Operator under this Agreement shall not be affected or impaired by reason of the happening from time to time of any of the following:

            (a) any assignment or purported assignment of all or any part of the interest of TCP in the Partnership Agreement or of TCGI in this Agreement;

            (b) the modification or amendment (whether material or otherwise) of any obligation, undertaking or condition to be performed by TCP under the Partnership Agreement or the expiration or termination of the Partnership Agreement, whether caused by TC's default or otherwise;

            (c) the voluntary or involuntary liquidation or dissolution of TCGI or the sale or other disposition of all or substantially all the assets of TCGI;

            (d) the merger, reorganization or consolidation of Operator or the sale, divestiture or other disposition of TCP's interest in Operator pursuant to the provisions of the Partnership Agreement;

            (e) the termination or expiration of the Partnership Agreement; or

            (f) any other cause, whether similar or dissimilar to the foregoing; it being the intention of Operator that, except as otherwise required by the provisions hereof, this Agreement be absolute and unconditional in any and all circumstances.

      13. Miscellaneous. This Agreement constitutes the entire Agreement between TCGI and Operator with respect to the subject matter hereof, and all prior agreements, representations, statements, negotiations and undertakings are superseded by this Agreement. THERE ARE NO AGREEMENTS, WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN. This Agreement may not be amended or waived except by a writing signed by the party against which enforcement hereof is sought. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original.

      14. Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns. Neither party shall assign, transfer, or in any other manner dispose of, any of its rights, privileges or obligations under this Agreement except in connection with a transaction specifically permitted by and in accordance with the applicable provisions of Article 5 of the Partnership Agreement and any attempt to make such an assignment, transfer or disposition without consent shall be null and void. This provision shall not limit TCGI's discretion to delegate duties and responsibilities to employees or agents of TCGI or its affiliates in accordance with normal and customary management practices.

      15. Compliance With Law. Operator shall be the franchisee, licensee and permittee of all governmental franchises, licenses, authorizations and permits required for its business, and shall retain ultimate control over the Project and its assets. Operator shall also retain ultimate responsibility for compliance with the rules, regulations and policies of the Federal Communications Commission (the "FCC") and each applicable state regulatory authority having jurisdiction over the Project or Operator (collectively, the "Regulatory Authorities") and the terms of the Communications Act of 1934, as amended (the "Act"). TCGI agrees to cooperate in all reasonable respects with Operator to the extent necessary to remain in compliance with respect to the Act and the rules, regulations and policies of the FCC and of all applicable Regulatory Authorities.

      IN WITNESS WHEREOF, the parties hereto have executed this Management Services Agreement as of the date first above written.

                        TELEPORT COMMUNICATIONS GROUP INC.

                        By    /s/ Alf T. Hansen
                              ------------------------------
                              Alf T. Hansen
                              Senior Vice President

                        TCG DETROIT

                        By    /s/ Alf T. Hansen
                              ------------------------------
                              Alf T. Hansen
                              Senior Vice President

                                   ADDENDUM A

                       DESCRIPTION OF SERVICES AND CHARGES

      I. TCGI Provided Services. TCGI shall provide the following Services on a regular basis, in accordance with the level of the Operator's business activity, at the rates listed.

            1. Management - Senior Management Supervision. TCGI will provide management supervision to Operator in support of Operator's business plan and the objectives of its partners. The supervisory and general management functions to be performed include:

               o    Review of business plans

               o Review of annual budget and five-year plan prepared by Operator's General Manager

               o    Financial reviews and controls

Operator will pay for these services on an actual time and materials basis (see
Section III).

            2. Engineering - Circuit Order Layout Record, Training and Operations. TCGI will maintain a database of the Network layout down to individual circuit level. All circuit order layout record (COLR) information should be reviewed by Operator for accuracy. TCGI will provide operational performance (capital and expense) reviews and assist in network expansion. TCGI will train employees assigned to Operator, as required. Operator will pay for these services on an actual time and materials basis (see Section III).

            3. Finance - Accounting Administration. TCGI will provide all billing, collections, accounts payable, bookkeeping and financial reporting services as listed below. In addition, TCGI will order supplies, materials and services required by Operator, process invoices submitted by Operator and purchase orders generated by or on behalf of Operator in accordance with approved capital budgets and budgeted expenditures.


     SERVICE                  DESCRIPTION
     -------                  -----------
     Billing                  Monthly billing of customers.

     Collections              Ongoing collection and processing of customer
                              payments.

     Credit review            Credit check to determine creditworthiness of new
                              customers.



     Bookkeeping Functions    General ledger, accounts receivable, accounts
                              payable, liabilities and fixed asset property
                              records.

     Cash Control             Cash management, reconciliation of bank statements
                              and cash forecasting requirements.

     Accounting for Fixed     Accounting for all capital accounts, as to
     Assets                   accumulated depreciation and book and tax
                              depreciation calculations.


     Tax Compliance           Compliance with tax codes, including annual
                              preparation of partnership federal, state and
                              local tax returns and K-1 tax reporting schedules.

     Financial Reports and    A monthly summary including balance sheet, profit
     Analysis                 and loss, budget vs. actual, fixed asset summary,
                              cash and investments, statement of changes in
                              financial position.

     Capital Accounts         Ongoing accounting for partner capital accounts,
                              capital contributions and withdrawals.

     Other Reports            Other reports, including regulatory reports,
                              required by or pursuant to the Partnership
                              Agreement or as directed by Operator.


Operator will pay for these services on an actual time and materials basis (see
Section III).

            4. Information Systems - Management Information Systems. TCGI will provide centralized MIS/Data Processing hardware and software to Operator by remote access from TCGI's corporate location. TCGI will manage centralized MIS operations and will provide general systems support and guidance to Operator. Operator will be responsible for the purchasing and operation of local MIS hardware and software such as personal computers, remote terminals, printers, plotters and other peripherals, and required telecommunications lines or local area network interfaces necessary to access the centralized MIS resources of TCGI.

                               Addendum A - Page 2


     SERVICE                  DESCRIPTION
     -------                  -----------

     Capital budget           Tracks capital expenditures and purchase orders.
     tracking and P.O.
     invoice tracking

     Inventory tracking       Tracks electronics and cable and other
                              inside/outside plant inventory.

     Technician labor         Tracks manpower time of technical employees.
     tracking

     Internal labor           Tracks TCG employee time and allocates to expense
     tracking                 or capital projects.

     Circuit tracking         Tracks all circuits current work in progress and
                              billable installed base, due dates, turn up dates
                              and billing dates.

     Order input processing   Tracks orders through to implementation.

     Property records         Tracks fixed assets for required reporting.

     Engineering &            Maintains databases of COLRs and existing plant.
     operations design        Creates work orders and lists of all electronics
                              and work required to install a new circuit.

     General ledger           Drives accounting and budgeting process.

     Fixed asset              Tracks depreciation expenses by account.

     Payroll                  Payroll contracted with Automatic Data Processing.

     Billing/accounts         Drives billing and accounts receivable.
     receivable

     Financial reporting      Drives financial analysis process budget tracking.
     and expense

     Business planning        Models/forecasts business for planning purposes.


                               Addendum A - Page 3


Operator will pay for MIS processing costs at the following rates per month based on actual annual sales for the immediately preceding fiscal year:


     =========================================================
                                                 Monthly
         Prior Year Annual Sales                   Rate
     =========================================================
              Up to $250,000                      $5,000
     ---------------------------------------------------------
     Greater than $250,000 up to and               7,000
          including $15,000,000

     ---------------------------------------------------------
     Greater than $15,000,000 up to               20,000
        and including $25,000,000

     ---------------------------------------------------------
         Greater than $25,000,000                 90,000
     =========================================================


            5. Legal/Regulatory - Contract Reviews & Local Counsel Supervision. TCGI will review all contracts, consulting agreements and other legally binding arrangements. TCGI will provide standard contract forms. To provide Operator with the benefits of TCGI's legal experience and expertise in the area of telecommunications, metropolitan area networks and alternate local transmission services, and in particular, to ensure consistency in regulatory stance, TCGI will be available as needed for supervision and guidance of Operator's local counsel and/or local regulatory counsel. Operator will pay for these services on an actual time and materials basis (see Section III).

            6. National Marketing and Pricing - Product Planning and Pricing; National Advertising & Marketing. TCGI shall provide the following additional marketing and pricing services:

               o    Develop, publish and update a standard pricing guide.

               o    Create market data and analysis for network expansion plans.

               o Develop new applications including service descriptions, pricing and sales strategy.

               o Plan and implement national advertising campaign and strategic accounts programs.

               o Conduct competitive service analysis and ongoing tariff review to assess potential impact on TCGI.

               o Place general image advertising in national communications media.

                               Addendum A - Page 4

               o Assist Operator in local promotional and public relations efforts.

               o Trade show planning and implementation for national and regional exhibits; distribute qualified sales leads to each city resulting from trade shows.

               o    Design and develop sales brochures and premiums.

               o Update and maintain mailing lists, and develop and implement direct mail campaigns.

               o Distribute press releases, Teleport Report, trade show invitations, etc.

Operator will pay for these services at the following rates per month based on budgeted sales for the relevant fiscal year:


     ==============================================================
      Budgeted Annual Sales for Such                Monthly Rate
                   Year
     ==============================================================
             Up to $3,000,000                          $3,900
     --------------------------------------------------------------
      Greater than $3,000,000 up to                     5,850
         and including $6,000,000
     --------------------------------------------------------------
      Greater than $6,000,000 up to                     7,800
         and including $9,000,000
     --------------------------------------------------------------
      Greater than $9,000,000 up to                     9,750
        and including $12,000,000
     --------------------------------------------------------------
      Greater than $12,000,000 up to                   11,700
        and including $15,000,000
     --------------------------------------------------------------
      Greater than $15,000,000 up to                   13,650
        and including $18,000,000
     --------------------------------------------------------------
      Greater than $18,000,000 up to                   15,600
        and including $21,000,000
     --------------------------------------------------------------
      Greater than $21,000,000 up to                   17,550
        and including $24,000,000
     --------------------------------------------------------------
      Greater than $24,000,000 up to                   19,500
        and including $27,000,000
     --------------------------------------------------------------
      Greater than $27,000,000 up to                   21,450
        and including $30,000,000
     --------------------------------------------------------------
      Greater than $30,000,000 up to                   23,400
        and including $33,000,000



                              Addendum A - Page 5


     ==============================================================
      Budgeted Annual Sales for Such                Monthly Rate
                   Year
     --------------------------------------------------------------
      Greater than $33,000,000 up to                   25,350
        and including $36,000,000
     --------------------------------------------------------------
      Greater than $36,000,000 up to                   27,300
        and including $39,000,000
     --------------------------------------------------------------
      Greater than $39,000,000 up to                   29,250
        and including $42,000,000
     --------------------------------------------------------------
      Greater than $42,000,000 up to                   31,200
        and including $45,000,000
     --------------------------------------------------------------
      Greater than $45,000,000 up to                   33,150
        and including $48,000,000
     --------------------------------------------------------------
      Greater than $48,000,000 up to                   35,100
        and including $51,000,000
     --------------------------------------------------------------
      Greater than $51,000,000 up to                   37,050
        and including $54,000,000
     --------------------------------------------------------------
      Greater than $54,000,000 up to                   39,000
        and including $57,000,000
     --------------------------------------------------------------
      Greater than $57,000,000 up to                   40,950
        and including $60,000,000
     --------------------------------------------------------------
      Greater than $60,000,000 up to                   42,900
        and including $63,000,000
     --------------------------------------------------------------
      Greater than $63,000,000 up to                   44,850
        and including $66,000,000
     --------------------------------------------------------------
         Greater than $66,000,000                      46,800
     ==============================================================


            7. Operations - 24-Hour Remote Systems Monitoring. TCGI shall provide 24-hour monitoring of the installed network in accordance with its standard monitoring practices with respect to network systems in the New York metropolitan area. Operator will provide necessary long distance tie-lines. Operator will pay a unit fee for 24-hour remote systems monitoring for private lines at a rate of $300.00 per Network Monitoring Unit per year, set at the beginning of each year based on the average number of Network Monitoring Units budgeted for the year, payable in twelve equal monthly installments. Operator will pay a unit fee for remote monitoring for switching at a rate of $75,000 per year plus $1,000 per switch module per year, set at the beginning of each year based on the number of budgeted switch modules for the year, payable in twelve equal monthly installments. Operator will pay for any trouble management requiring additional man hours on an actual time and materials basis (see
Section III).

                               Addendum A - Page 6

            8. Personnel Administration - Payroll & Benefits. TCGI will provide all benefit & employee administration with respect to payroll, 401(k), medical, dental, retirement, vacation, disability, and sick leave. Operator shall pay a unit fee for these services of $230.00 per month per budgeted year-end Assigned Employee (as that term is defined in paragraph I.12. below).

            9. Quality - Training and Course Documentation. TCGI's ongoing commitment to employee education and training will be maintained by providing in-house training and documentation on TCGI procedures and operational guidelines. TCGI shall notify Operator from time to time of its training programs. Guidance on policy and outside education/training will also be available as needed. Operator will pay for training and course documentation at TCGI's standard rates.

            10. Sales - National Sales Representation. TCGI's National Sales Group and senior executives will actively seek to sell Operator services on a national level to organizations such as interexchange carriers, large financial institutions and other corporations with a nationwide presence. These services will be provided to meet mutually agreed national sales quota targets which will be set by Operator and TCGI. This program is supplemental to Operator's local sales effort, which may include national accounts contacted on a local basis. Operator will pay for these services at the following rate per month based on budgeted revenues for the current fiscal year:




     ==============================================================
       Current Year Budgeted Annual                 Monthly Rate
                  Sales
     ==============================================================
              Up to $500,000                           $5,000
     --------------------------------------------------------------
     Greater than $500,000 up to and                    8,000
           including $1,000,000
     --------------------------------------------------------------
      Greater than $1,000,000 up to                    10,000
         and including $3,000,000
     --------------------------------------------------------------
      Greater than $3,000,000 up to                    15,000
         and including $5,000,000
     --------------------------------------------------------------
      Greater than $5,000,000 up to                    20,000
        and including $10,000,000
     --------------------------------------------------------------
      Greater than $10,000,000 up to                   30,000
        and including $20,000,000


                              Addendum A - Page 7



     ==============================================================
       Current Year Budgeted Annual                 Monthly Rate
                  Sales
     --------------------------------------------------------------
      Greater than $20,000,000 up to                   40,000
        and including $30,000,000
     --------------------------------------------------------------
      Greater than $30,000,000 up to                   50,000
        and including $40,000,000
     --------------------------------------------------------------
      Greater than $40,000,000 up to                   60,000
        and including $50,000,000
     --------------------------------------------------------------
      Greater than $50,000,000 up to                   70,000
        and including $60,000,000
     --------------------------------------------------------------
      Greater than $60,000,000 up to                   80,000
        and including $70,000,000
     --------------------------------------------------------------
      Greater than $70,000,000 up to                   90,000
        and including $80,000,000
     --------------------------------------------------------------
         Greater than $80,000,000                     100,000
     ==============================================================


            11. National Programs. TCGI will provide National Program services as follows:

     National Program         Description
     ----------------         -----------

Corporate Quality and         TCGI will monitor conformance with TCGI's national
Engineering Standards         quality and engineering standards, as described in
                              TCGI's Quality and Engineering Standards Volume, as in effect from time to time.

National Service Order        TCGI will make available to Operator its National
Management                    Service Order management system which allows
                              orders from interexchange carriers and other national accounts to be transmitted directly to Operator. Operator will be responsible for providing hardware, telephone tielines and personnel for access to TCGI's system.

National Regulatory           TCGI will supervise and manage the representation
Initiatives and               of Operator in national regulatory initiatives and
Representation                issues which affect Operator. For representation
                              of Operator at the FCC concerning matters affecting only Operator, TCGI's


                               Addendum A - Page 8
                              representation will be subject to Operator's approval.

The cost to Operator of the National Programs is included in the fees payable pursuant to Section 4(a)(ii) of the Management Services Agreement.

            12. Assigned Employees. TCGI will hire all local Operator personnel as TCGI employees and will provide all salary and benefits plans, as appropriate, to such employees. Such employees shall become agents of Operator as contract employees under the Management Services Agreement. Additional TCGI employees who are not local to Operator but are working for Operator on a full-time basis will be assigned to Operator as contract employees. For all employees assigned by TCGI to Operator, whether temporary, part-time or contract employees ("Assigned Employees"), Operator shall pay monthly in advance the sum of (i) all cash compensation payable to such employees, plus (ii) a reasonable allocation of TCGI's costs for all employee benefit plans and fringe benefits with respect to such employees, plus (iii), without duplication to the allocation provided in paragraph I.8. above, a reasonable allocation of general administrative overhead costs applicable to such employees.

      II. Additional Services Available from TCGI. TCGI will provide the following Services at the request of Operator.

          1.   Special engineering studies and analyses.

          2.   Special financial studies and analyses.

          3. MIS network configuration analyses, design and implementation, and custom MIS reports.

          4.   General legal assistance.

          5.   Office space acquisition and negotiations assistance.

          6.   Right-of-way acquisition and negotiation assistance.

          7.   State and local regulatory assistance.

          8.   Manpower search and screening.

          9. Assist Operator in developing individual case basis pricing for special applications.

          10. Access to Affiliate Services, including information from TCGI's National Tariff Database, engineering inquiries, customer inquiries,

                               Addendum A - Page 9
               national clearinghouse for National Account inquiries, and advisory services to Operator.

          11.  Insurance assistance.

Operator will pay for all Additional Services on an actual time and materials basis.

      III. Actual Time and Materials Charges. Charges for services to be billed on an actual time and materials basis (Sections I.1, I.2, I.3, I.5, I.7 and II) will be determined in accordance with the following:

            1. Materials, Services and Out-Of-Pocket Expenses. Actual expenses for materials used, purchased services from outside suppliers, advisors or consultants, and travel will be passed through to Operator as incurred at cost.

            2. TCGI Employees Not Assigned to Operator. In keeping with the TCGI manpower and salary grade structure, billing rates have been established for all TCGI employee grade levels. Time will be billed to Operator at the hourly labor rates listed below per Grade Level for TCGI employees who are not Assigned Employees but who perform services for Operator, based on hours actually spent on Operator work:


               ====================================
                  Grade Level       Hourly Rate
               ====================================
                       A                   $125.00
               ------------------------------------
                       B                     75.00
               ------------------------------------
                       C                     50.00
               ------------------------------------
                       D                     30.00
               ====================================


      IV. Adjustment to Fee Schedules; Payment of Allocated Expenses. All fees and monthly rates stated herein are subject to change in accordance with the terms of Section 4(b) of the Management Services Agreement. Operator may be required to pay TCGI the expenses attributable to the provision of Services by TCGI in accordance with Section 4(b) of the Management Services Agreement. The initial weighting system for allocating to Operator its pro rata share of TCGI's costs in providing Services shall be as follows: direct hours billed shall be weighted at 50%, annual budgeted revenue shall be weighted at 30% and budgeted capitalization shall be weighted at 20%.


                              Addendum A - Page 10

                                    EXHIBIT B

                              Undertaking of Parent

      The undersigned, which is a Parent of a Partner to the foregoing Partnership Agreement, hereby covenants and confirms, to and for the benefit of each other Partner and the Partnership, that it will not, and will not permit any of its affiliates to, violate or circumvent the provisions of Article 7 of the Partnership Agreement which are applicable to the Partner of which it is the Parent. Capitalized terms used in this Undertaking shall have the meanings assigned to them in the Partnership Agreement dated as of Dec. 15, 1993, between Metrovision Telecommunications of Michigan, Inc. and TCG Partners.

Dated: Dec. 15, 1993
       ---------------

       Metrovision Inc.
- -----------------------------------


By:    /s/ Henry W. Harris
   --------------------------------
Name:  Henry W. Harris
     ------------------------------
Title: Pres.
     ------------------------------

                                    EXHIBIT B

                              Undertaking of Parent

      The undersigned, which is a Parent of a Partner to the foregoing Partnership Agreement, hereby covenants and confirms, to and for the benefit of each other Partner and the Partnership, that it will not, and will not permit any of its affiliates to, violate or circumvent the provisions of Article 7 of the Partnership Agreement which are applicable to the Partner of which it is the Parent. Capitalized terms used in this Undertaking shall have the meanings assigned to them in the Partnership Agreement dated as of November 1,1993, between Comcast Network Communications of Southeastern Michigan, Inc. and TCG Partners.

Dated: 11/17/93
       ---------------

       Comcast Corporation
- -----------------------------------


By:    /s/ Lawrence S. Smith
   --------------------------------
Name:  Lawrence S. Smith
     ------------------------------
Title: Senior Vice President
     ------------------------------
       Accounting & Administration

                                    EXHIBIT B

                              Undertaking of Parent

      The undersigned, which is a Parent of a Partner to the foregoing Partnership Agreement, hereby covenants and confirms, to and for the benefit of each other Partner and the Partnership, that it will not, and will not permit any of its affiliates to, violate or circumvent the provisions of Article 7 of the Partnership Agreement which are applicable to the Partner of which it is the Parent. Capitalized terms used in this Undertaking shall have the meanings assigned to them in the Partnership Agreement dated as of November 1, 1993, between Continental Telecommunications Corp. of Michigan and TCG Partners.

Dated: December 8, 1993
       ----------------

       CONTINENTAL CABLEVISION, INC.
- -----------------------------------


By:    /s/ Michael J. Ritter
   --------------------------------
Name:  Michael J. Ritter
     ------------------------------
Title: President
     ------------------------------

                                    EXHIBIT B

                              Undertaking of Parent

      The undersigned, which is a Parent of a Partner to the foregoing Partnership Agreement, hereby covenants and confirms, to and for the benefit of each other Partner and the Partnership, that it will not, and will not permit any of its affiliates to, violate or circumvent the provisions of Article 7 of the Partnership Agreement which are applicable to the Partner of which it is the Parent. Capitalized terms used in this Undertaking shall have the meanings assigned to them in the Partnership Agreement dated as of March 11, 1994, between Booth Telecable, Inc. and TCG Partners.



- -----------------------------------


By:    /s/ Ralph H. Booth II
   --------------------------------
Name:  Ralph H. Booth II
     ------------------------------
Title: President & CFO
     ------------------------------

                              INFORMATION APPENDIX

1.    Authorized Representatives:


      COMCAST:                      William G. Kingsley
      CONTINENTAL:                  Rich Weigand
      TCI:                          Robert J. Lemming
      METROVISION:                  Henry Harris
      BOOTH:                        Ralph H. Booth
      TCP:                          George Tronsrue


2.    Business Area:

      The Detroit Local Access Transport Area (LATA Number 340)

3.    Partnership Interests and Initial Capital Contributions:


                                    Interest                Contribution
                                    --------                ------------
      COMCAST:                       17.9%                  $ 8,055,000
      CONTINENTAL:                   16.0%                  $ 7,200,000
      TCI:                            9.1%                  $ 4,095,000
      METROVISION:                    6.1%                  $ 2,745,000
      BOOTH:                          6.0                   $ 2,700,000
      TCP:                           44.9%                  $20,205,000
                                    ------                  -----------
                                    100.0%                  $45,000,000


4.    Name:

      TCG DETROIT

5.    Termination Date:

      December 31, 2092

6. Municipal Franchises and Regulatory Authorizations for which the Partnership currently contemplates that it may apply:

      None.

7. Additional Agreements relating to the operation of the Exclusive Business in the Business Area:

      None.

8. Exclusive Business Activities conducted by Partners as of the date of this Agreement:

      None.

9. Pre-Organization Operating Expenses and Capital Expenditures Which the Partnership Shall Reimburse to the Partners:


      COMCAST:                None.
      CONTINENTAL:            None.
      TCI:                    None.
      METROVISION:            None.
      BOOTH:                  None.
      TCP:                    $1,294,428 (as of 10/93)



10.   First Installment of Initial Capital Contribution due at
      Closing:


      COMCAST:                $1,396,200
      CONTINENTAL:            $1,248,000
      TCI:                    $  709,800
      METROVISION:            $  475,800
      BOOTH:                  $  468,000
      TCP:                    $3,502,200


      Payable upon request of the Managing Partner in accordance with Section
      4.1 of the Partnership Agreement.

11.   Potential Partners:

      Offer Expiration Date:              March 21, 1994

      Managing Partner's Excess Interest:             9.9%


      Name:                         Percentage              Deemed Initial
      -----                         Interest:               Capital
                                    ----------              Contribution:
                                                            --------------
      CABLEVISION INDUSTRIES:        9.9%                   $4,455,000


12.   Video Services to be included in definition of Exclusive
      Business:

      None.

DETROIT


                                         TCG       COMCAST        CONTL          TCI  METROVISION        TOTAL
                                         ---       -------        -----          ---  -----------        -----
                                       48.1%         19.1%        17.0%         9.7%          8.1%       100.0%

- ---------------------------------------------------------------------------------------------------------------
1993 Funding
Beginning Cash                            0             0            0            0             0            0
Additional Funding                3,500,494     1,390,009    1,237,181       705,921      443,930    7,277,534
                               --------------------------------------------------------------------------------
Total Funding                     3,500,494     1,390,009    1,237,181       705,921      443,930    7,277,534

Repayment of Loan                (1,294,428)                 -             -            -           (1,294,428)
                               --------------------------------------------------------------------------------
Total Cash Flow Net of Loan       2,206,066     1,390,009    1,237,181       705,921      443,930    5,983,106

Budget 11/93 - 12/93                                                                                 5,983,106

Excess/Deficit                                                                                               0
                                                                                                    ==========

- ---------------------------------------------------------------------------------------------------------------


- ---------------------------------------------------------------------------------------------------------------
Reconciliation

Funding (Loan) to 10/93                                                                              1,294,428

Budget 11/93-12/93                                                                                   5,983,106

Total Loan + Budget                                                                                  7,277,534
                                                                                                    ==========

- ---------------------------------------------------------------------------------------------------------------

Capital Accounts                  3,500,494     1,390,009    1,237,181       705,921      443,930    7,277,534
